Exhibit 10.11

EXECUTION VERSION

LEASE

by and between

BMR-530 FAIRVIEW AVENUE LLC,

a Delaware limited liability company

and

NANOSTRING TECHNOLOGIES, INC.,

a Delaware corporation

LEASE

THIS LEASE (this “Lease”) is entered into as of this 19th day of October, 2007 (the “Execution Date”), by and between BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”), and NANOSTRING TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns certain real property (the “Property”) located at 530 Fairview Avenue in Seattle, Washington, and intends to construct a building located thereon (the “Building”) in which the Premises (as defined below) shall be located; and

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) consisting of (a) the entire second floor of the Building and (b) storage rooms 107 and 109 of the Building (the “Storage Rooms”) pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises. Effective on the Term Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Premises comprise the entire second (2nd) floor of the Building. The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, the Building, are hereinafter collectively referred to as the “Project.” All portions of the Project that are for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”

Tenant and Cell Therapeutics, Inc. (“CTI”) are parties to that certain Sublease dated October 6, 2004, as amended, under which Tenant subleases from CTI certain premises located at 201 Elliott Avenue West, Seattle, Washington (“Sublease Premises”). CTI leases the Sublease Premises from BMR-201 Elliot Avenue LLC (“Master Landlord”). This Lease is contingent upon the simultaneous full execution by Tenant and Master Landlord of an agreement in the form of the attached Exhibit J.

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1 This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2 In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Area and Tenant’s Pro Rata Share are both subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)

Approximate Rentable Area of Premises (without the Expansion Premises)	16,852 square feet

Approximate Rentable Area of Building	95,849 square feet

Approximate Tenant’s Pro Rata Share of Building (without the Expansion Premises)	17.60%

2.3 Basic Annual Rent for the Premises (“Basic Annual Rent”) shall be $51.00 per square foot of Rentable Area of the Premises, subject to adjustment under this Lease. Initial monthly and annual installments of Basic Annual Rent as of the Rent Commencement Date, subject to adjustment under this Lease:

	Rentable Area	Per S.F. of Rentable Area	Approximate Total Annual	Approximate Total Monthly
Premises (without the Expansion Premises)	Approximately 16,852 square feet	$51.00 annually	$859,452	$71,621.00

2.4 Estimated Delivery Date: June 1, 2008

2.5 Term Commencement Date: The later to occur of (i) Substantial Completion (as defined below) of the Core and Shell Work and the Tenant Improvements, or (ii) July 1, 2008

2.6 Term Expiration Date: Five (5) years after the Rent Commencement Date; provided, however, Tenant shall have the option to extend this Lease as provided in Article 42

2.7 Rent Commencement Date: One hundred eighty (180) days after the Term Commencement Date

2.8 Security Deposit: An amount equal to Basic Annual Rent for the first full month after the Rent Commencement Date ($67,681.25), subject to increase in accordance with the terms hereof

2.9 Permitted Use:

(a) Second Floor Portion of Premises: General office and laboratory use in conformity with Applicable Laws (as defined below)

(b) Storage Rooms Portion of Premises: General storage use

2.10 Address for Rent Payment:	BMR-530 Fairview Avenue LLC
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128

2.11 Address for Notices to Landlord:	BMR-530 Fairview Avenue LLC 17140 Bernardo Center Drive, Suite 222 San Diego, California 92128 Attn: General Counsel/Real Estate

2.12 Address for Notices to Tenant:

Prior to the Term Commencement Date:	Nanostring Technologies, Inc.
201 Elliot Avenue West
Seattle, Washington
Attn: CFO

With a copy to:	Heller Ehrman
701 Fifth Avenue
Suite 6100
Seattle, Washington
Attn: Sonya Erikson

After the Term Commencement Date	Nanostring Technologies, Inc.
Suite 2000
530 Fairview Avenue
Seattle, WA
Attn: CFO

With a copy to:	Heller Ehrman
701 Fifth Avenue
Suite 6100
Seattle, Washington
Attn: Sonya Erikson

2.13 The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit C	[Intentionally Deleted]
Exhibit D	Rules and Regulations
Exhibit E	Form of Estoppel Certificate
Exhibit F	[Intentionally Deleted]
Exhibit G	Work Letter
Exhibit H	Form of Letter of Credit
Exhibit I	Form of Additional TI Allowance Acceptance Letter
Exhibit J	Form of Holdover Side Letter
Exhibit K	[Intentionally Deleted]
Exhibit L	Warm Shell Costs

3. Term.

3.1 The actual term of this Lease (the “Term”) shall be that period from the actual Term Commencement Date (as defined in Section 2.5 above) through the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

4. Core and Shell Work and Tenant Improvements.

4.1 Shell and Core Construction of Building.

4.1.1 Commencement of Core and Shell Work. Landlord shall, at Landlord’s sole cost and expense (except that Tenant shall pay (as a deduction against the TI Allowance) Tenant’s Pro Rata Share of the costs incurred by Landlord in performing, or causing to be performed, the work described on, or necessary to cause the Building to comply with the requirements set forth on, or the depiction of the warm shell which is attached hereto as Exhibit L, including the costs of design, permitting and construction in connection therewith (such costs, the “Warm Shell Costs”)), cause Landlord’s contractor, M.A. Mortenson or such replacement thereof as Landlord may make from time to time (“Core and Shell Contractor”), to diligently prosecute the construction of the core and shell of the Building to completion pursuant to the Approved Core and Shell Plans (as defined in the Work Letter), subject only to Core and Shell Permitted Changes (as defined in the Work Letter attached hereto as Exhibit G), (all such construction, collectively, “Core and Shell Work”). Core and Shell Work shall be performed in a workmanlike manner, and shall confoun with Applicable Laws. The commencement and completion of Core and Shell Work shall be subject to delays resulting from acts of Tenant or Force Majeure. “Force Majeure” shall mean acts of God; acts of terrorism; adverse weather conditions; war; invasion; insurrection; acts of a public enemy; terrorism; riot; mob violence; civil commotion; sabotage; strikes, lockouts or other labor disputes; inability to procure or general shortage of labor, materials, facilities, equipment or supplies on the open market; delay in transportation; laws, rules, regulations or orders of any

Governmental Authority; moratorium or other governmental action; inability to obtain permits or approvals, including, without limitation, city and public utility approvals; the acts or inaction of the contractor and subcontractors, if any; or any other cause beyond the reasonable control of Landlord, financial ability excepted, whether similar or dissimilar to the foregoing.

4.1.2 Completion of Construction. Core and Shell Work shall be deemed “Substantially Complete” or there shall be “Substantial Completion” if Landlord has (a) completed all of the Core and Shell Work identified on the Approved Core and Shell Plans (subject only to such incomplete or defective work as will not materially or adversely impact Tenant’s use of the Premises (collectively, the “Punchlist Items”)) and (b) received a temporary or other certificate of occupancy from the applicable municipal authority(ies) or a certificate of substantial completion from the architect. Landlord and Tenant shall work together in the thirty (30) days following Landlord’s Substantial Completion of the Core and Shell Work to develop the list of Punchlist Items, which Landlord shall use good faith, diligent efforts to complete diligently. Landlord shall endeavor in good faith to cause the Contractor to fix any defects in the Core and Shell Work.

4.2 Tenant Improvements. Landlord shall cause the Core and Shell Contractor or another Contractor designated by Landlord and approved by Tenant, such consent not to be unreasonably withheld or delayed (“TI Contractor”, and together with Core and Shell Contractor, “Contractor”) to commence and thereafter diligently prosecute the construction of the tenant improvements in the Premises pursuant to the Work Letter (the “Tenant Improvements”); provided, however, that before performing the Tenant Improvements, Landlord shall prepare in good faith an estimated budget for the construction of the Tenant Improvements and deliver such budget to Tenant for Tenant’s written approval prior the start of construction (the “Budget”). Landlord and Tenant shall work together cooperatively and in good faith to achieve a mutually acceptable Budget. Landlord shall update the Budget for Tenant’s review and approval at reasonable intervals and shall notify Tenant in writing if the Budget is likely to be exceeded. If there is an indication that the Budget is likely to be exceeded, Landlord and Tenant shall work together cooperatively, if required by Tenant, to modify the scope of the Tenant Improvements to bring the same in line with a budget reasonably acceptable to Tenant. The Tenant Improvements shall be performed in a workmanlike manner and shall substantially conform with Applicable Laws and the Approved TI Plans (as defined in the Work Letter). Tenant shall pay all TI Costs, except that Landlord shall pay for TI Costs that do not exceed the TI Allowance. The “TI Allowance” shall mean (a) One Hundred Twenty Five Dollars ($125.00) per rentable square foot of the Premises (the “Initial TI Allowance”), together with (b) the Additional Allowance. The “TI Costs” shall mean all Tenant Core and Shell Costs (as defined in the Work Letter) and all costs and expenses of performing the TI Work, including without limitation the hard and soft costs of (i) construction, (ii) the Construction Management Fee (as such term is defined in the Work Letter) and any Project or construction management fees paid by Tenant to an unaffiliated third party (such fees not to exceed three percent (3%) of the TI Allowance), (iii) space planning, design, architect, engineering, data and phone cabling and other related services, (iv) costs and expenses for labor, material, equipment, data and phone cabling and fixtures (including, without limitation, any of the Attached Property (as defined in Section 18.5), (v) building permits and other taxes, fees, charges and levies by governmental and quasi-governmental agencies for permits or for inspections of the Tenant Improvements, and (vi) the

Warm Shell Costs. In no event shall the TI Allowance be used for: (w) the purchase of any furniture, personal property or other non-building system equipment, (x) costs resulting from a Tenant Delay, (y) costs resulting from any default by Tenant of its obligations under this Lease, or (z) costs that are recoverable or reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). In the event the estimated total TI Costs (as set forth in the Budget) exceed the TI Allowance, Tenant shall deposit with Landlord such overage (the “TI Allowance Excess”), within five (5) business days of receiving the Budget (the “TI Deposit”). In the event Landlord determines the estimate of the TI Costs set forth in the Budget underestimates the amount of TI Costs so that the TI Deposit will not be sufficient to cover the TI Allowance Excess, then Landlord shall communicate the same to Tenant and, if required by Tenant, the parties shall discuss revisions to the Budget and Tenant may make a TI Tenant Change Order Request to reduce TI Costs, and unless the TI Costs are reduced to be within the Budget and previously paid TI Deposit, Tenant shall promptly pay the additional amount to Landlord, and such additional amount shall be added to the TI Deposit. If the sum of the TI Allowance plus the TI Deposit is not sufficient to cover the TI Costs, Tenant shall reimburse Landlord the difference between (a) the TI Costs and (b) the sum of the TI Allowance and the TI Deposit. However, Landlord shall be solely responsible for any costs related to the Tenant Improvements to the extent the same result from Landlord’s gross negligence, intentional misconduct or breach of Lease. Landlord and Tenant shall work together cooperatively at no cost or risk to Landlord to maximize Tenant’s ability, to the extent reasonably possible, to obtain the benefit of any applicable research and development tax credits with respect to the Tenant Improvements.

4.2.1 Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay. Landlord shall supervise all such entities and endeavor in good faith to ensure that the same design and construct the Core and Shell Work and the Tenant Improvements in compliance with this Lease.

4.2.2 Completion of Tenant Improvements. The Tenant Improvements for the Premises shall be deemed “Substantially Complete” or there shall be “Substantial Completion” if Landlord has completed all of the respective Tenant Improvements identified on the Approved TI Plans (subject only to the Punchlist Items) for such Phase. Landlord and Tenant shall work together in the thirty (30) days following Landlord’s Substantial Completion of the Tenant Improvements to develop the list of Punchlist Items, which Landlord shall use diligent, good faith efforts to complete diligently. Notwithstanding anything to the contrary, Landlord shall be responsible, at its sole cost, to promptly correct any defects or violations of law with respect to the Tenant Improvements throughout the Term.

4.2.3 Additional Allowance. Landlord shall, at Tenant’s request, provide an additional tenant improvement allowance not to exceed Fifty Dollars ($50.00) per rentable square foot of the Premises (the “Additional Allowance”), which amount may be used by Tenant to increase the scope of Core and Shell Work or the Tenant Improvements pursuant to the terms and conditions contained in the Work Letter. In the event Tenant elects to use the Additional Allowance, Tenant shall pay to Landlord, as Rent, an amount equal to the drawn portion of the Additional Allowance, amortized over the initial Term at an interest rate of ten percent (10%) per annum. Tenant shall make payments in respect of the Additional Allowance plus interest thereon in equal monthly installments so that the full amount shall be paid on or before the expiration of the initial Term. Tenant shall pay such amounts with the payment of Basic Annual Rent for each month. If Tenant has not paid the full amount of the Additional Allowance plus interest thereon at the expiration or earlier termination of this Lease (unless such termination is due to an event of casualty or condemnation for which Landlord receives sufficient insurance or condemnation proceeds with respect to the Tenant Improvements to fully compensate Landlord for the amortized value thereof as determined by Landlord in good faith), then upon the expiration or termination of this Lease Tenant shall immediately pay the unpaid portion of such amount to Landlord. The payments Tenant is required to make in respect of the Additional Allowance shall constitute “Additional Rent” in accordance with Section 6.2 hereof. Tenant shall be entitled to prepay the Additional Allowance at any time, without penalty.

4.3 Warranties. Landlord shall diligently endeavor to cause Contractor to complete with reasonable promptness the Punchlist Items and repair with reasonable promptness all defects in the construction of (x) Core and Shell Work in accordance with the Approved Core and Shell Plans, and (y) the Tenant Improvements in accordance with the Approved TI Plans, each as to which Tenant notifies Landlord in writing (which notice Tenant shall give within nine (9) months after the Term Commencement Date). Except for such items, and except as otherwise set forth in this Lease, Tenant shall be deemed to have accepted the Premises in the condition delivered to it “As Is,” and Landlord shall have no liability to correct other claimed defects; provided, however, except as to those items that Landlord is required to correct pursuant to this section, Landlord shall partially assign to Tenant (but without prejudice to any of Landlord’s rights of enforcement) all warranties that it has received under the architect contracts, construction contracts or any subcontract, or from any material supplier. Landlord agrees to administer any claims in connection with such warranties in a reasonable manner.

Notwithstanding the foregoing, Landlord further warrants that as of the Term Commencement Date the Premises shall (a) substantially comply with all Applicable Laws (defined below); (b) be constructed substantially in conformance with the Approved TI Plans and Approved Core and Shell Plans; and (c) be watertight. To the extent any of the warranties set forth in the preceding sentence are violated, Landlord shall promptly correct the same at its sole cost.

4.4 Expiration of TI Allowance Obligations. So long as no uncured Default by Tenant exists, Tenant shall have until June 30, 2009 to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund the TI Allowance shall expire. Tenant’s right to use the unused portion of the TI Allowance will terminate if Tenant Defaults and fails to cure such Default prior to the expiration of any applicable cure period.

5. Possession and Rent Commencement Date.

5.1 Tenant’s Access. From and after the day that is thirty (30) days before the day when Landlord then expects the Term Commencement Date to occur, Landlord shall permit Tenant to enter the Premises in order to inspect the same, move equipment and personal property into the Premises and perform installation or improvement work, so long as Tenant does not interfere with Landlord’s installation and completion of the Core and Shell Work or Tenant Improvements; provided, however, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 22 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent and Operating Expenses.

5.2 Premises. Landlord shall endeavor to tender possession of the Premises (with the Tenant Improvements and the Core and Shell Work Substantially Complete) to Tenant on or before the Estimated Delivery Date. If Core and Shell Work or the Tenant Improvements as required pursuant to the terms of the Work Letter are not Substantially Complete on or before the Estimated Delivery Date for any reason whatsoever, then this Lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and the Term Commencement Date shall not occur until Substantial Completion of Core and Shell Work and the Tenant Improvements occurs; provided, however, if the satisfaction of the requirements for Substantial Completion of Core and Shell Work or the Tenant Improvements have been delayed by any Tenant Delay, Substantial Completion of Core and Shell Work and the Tenant Improvements shall be deemed to occur when (as reasonably determined by Landlord) Substantial Completion of Core and Shell Work and the Tenant Improvements would have occurred if such Tenant Delay had not occurred. Within thirty (30) days after Substantial Completion of Core and Shell Work and the Tenant Improvements, Landlord’s architect shall calculate and certify in writing to Landlord and Tenant the Rentable Area of the Premises in accordance with Article 9, which calculation must be approved by Landlord and Tenant (both hereby agreeing to act reasonably with respect to granting such approval). “Tenant Delay” shall mean any delay in the commencement or completion of the Core and Shell Work or the TI Work that results from or arises out of any of the following: (1) delays or failure of Tenant to deliver items in accordance with the Work Letter attached hereto as Exhibit G; (2) Tenant’s failure to fulfill its obligations as set forth in this Lease or the Work Letter (including any failure to review or approve or disapprove any items in accordance with the Work Letter); (3) delays caused by Tenant Change Order Requests (as defined in the Work Letter) or TI Tenant Change Order Requests (as defined in the Work Letter); (4) unavailability of materials, components or finishes for Core and Shell Work or the Tenant Improvements that differ from Landlord’s standard work or that have an unusually long lead-time for delivery; (5) a willful or negligent act or omission of Tenant or Tenant’s Agents that interferes with the progress of the work; (6) failure of Landlord and Tenant to agree (for any reason, provided Landlord acts in good faith and diligently to work with Tenant with respect to the Budget) on a mutually agreeable Budget within ten (10) calendar days after Landlord delivers a draft Budget to Tenant or any request by Tenant that the scope of the Tenant Improvements be modified in connection with the Budget; or (7) delays caused by any revision to the Budget or TI Tenant Change Order Request. Landlord shall endeavor in good faith to provide Tenant with at least thirty (30) days prior written notice of the date when Landlord believes the Term Commencement Date will occur.

5.3 Acknowledgement. Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the actual Term Commencement Date and the Term Expiration

Date when such is established, and shall attach it to this Lease as Exhibit B. Failure to execute and deliver such acknowledgement, however, shall not affect the Rent Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

6. Rent.

6.1 Commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Basic Annual Rent for the Premises the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 7 hereof. Basic Annual Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 7 hereof, each in advance on the first day of each and every calendar month during the Term.

6.2 In addition to Basic Annual Rent, from and after the Term Commencement Date, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s pro rata share, as set forth in Section 2.2 (“Tenant’s Pro Rata Share”), of Operating Expenses as provided in Article 8 and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

6.3 Basic Annual Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset (except as otherwise set forth in this Lease), in lawful money of the United States of America at the office of Landlord as set forth in Section 2.10 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

7. Rent Adjustments. The Basic Annual Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Basic Annual Rent. The first such adjustment shall become effective commencing with that monthly rental installment that is due on or after the first (1st) annual anniversary of the Rent Commencement Date and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

8. Operating Expenses.

8.1 As used herein, the term “Operating Expenses” shall include:

(a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied); taxes on or measured by gross rentals received from the rental of space in the Building; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws (as defined below) or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; and

(b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project including, by way of example and not of limitation, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements; costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the root security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project or Building systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Building office; Building office rent or rental value for a commercially reasonable amount of space, to the extent an office used for Building operations is maintained at the Building; capital expenditures; costs of complying with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Property, the Project, the Building, the Premises, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations (“Applicable Laws”); reasonable insurance premiums, including premiums for public liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of any commercially reasonable deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including, without limitation, janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen.

Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including, but not limited to, initial costs of tools and equipment provided for the initial commencement of operations, grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 8.1(a)); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection 8.1(b) and otherwise allowable under this Lease); and taxes of the types that are excluded from Operating Expenses by the last sentence of Subsection 8.1(a); fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building or Project; legal fees incurred in connection with approvals from and contract disputes with suppliers; costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building or Project, including Tenant, or relocating any tenant; financing costs including interest and principal amortization of debts and the costs of providing the same; rental on ground leases or other underlying leases and the costs of providing the same; wages, bonuses and other compensation of employees above the grade of Building Manager; any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation of, and the cost of defending against claims in regard to the existence or release of, Hazardous Substances or materials at the Building or Project which result from Landlord’s gross negligence or willful misconduct (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease); costs of any items for which, and to the extent, Landlord is paid or reimbursed by insurance; increased insurance or Real Estate Taxes which are paid by any tenant of the Building or Project or for which Landlord is reimbursed from any other tenant; charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party reimburses Landlord or pays to third parties; any violation of Applicable Laws to the extent that such violation exists as of the Term Commencement Date; cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours and for which such tenants reimburse Landlord; cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare, luncheon club or athletic or recreation club; any costs, expenses or fees associated with the initial construction of the Building or Project; cost of any work or service performed on an extra cost basis for any tenant in the Building or Project to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants; cost of any work or services performed for any facility other than the Building or Project; any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship; any cost of painting or decorating any interior parts of the Building or Project other than Common Areas; any cost associated with operating an on-or off-site management office for the Building or Development; Landlord’s general overhead and any other expense not directly attributable to operation and management of the Building and Project (e.g., the activities of Landlord’s officers and executives or professional development expenditures); cost of initial cleaning and rubbish removal from the Building or Project to be performed before final completion of the base building or tenant space; cost of initial landscaping of the Building or Project; attorneys’ fees, accounting fees and other expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Building or Project; late fees or charges incurred by Landlord due to late payment of expenses resulting from Landlord’s negligence or willful misconduct; cost of acquiring, securing, cleaning or maintaining sculptures, paintings and other works of art; taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.); charitable or political contributions; costs and expenses incurred in connection with compliance with or the contesting or settlement of any claimed violation of law or requirements of law; costs incurred because of any failure of the Project to comply with Applicable Laws, which failure exists as of the Term Commencment Date; direct costs or allocable costs associated with parking operations if there is a separate charge to Tenant, other tenants or the public for parking; and all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once.

Furthermore, Operating Costs shall not include the cost of capital improvements (but shall include costs of capital repairs and replacements), except for (A) the annual amortization (amortized over the lesser of ten (10) years or the useful life as reasonably determined by Landlord) of costs incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord and required by any laws, rules or regulations of any governmental or quasi-governmental authority due to a violation that does not exist on the Term Commencement Date of any such law, rule or regulation; (B) the annual amortization (amortized over the lesser of ten (10) years or the useful life as reasonably determined by Landlord) of costs of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to effect other economics in the operation or maintenance of the Building; or (C) minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than Fifty Thousand Dollars ($50,000.00).

Landlord shall at all times use commercially reasonable efforts to endeavor to operate the Building and Project in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable buildings in the Seattle area.

8.2 Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Building for such month.

(x) The “Property Management Fee” shall equal three percent (3%) of the Basic Annual Rent due from Tenant.

(y) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days. If the amounts paid by Tenant pursuant to this Section 8.2 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

(z) Any amount due under this Section 8.2 for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

8.3 Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor. If, during such ninety (90)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to review Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries regarding the same. In the event that, after Tenant’s review of such information, Landlord and Tenant (both acting in good faith) cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense except as provided below), subject to a reasonable confidentiality agreement and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”). Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within thirty (30) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including a written statement of the basis, nature and amount of each proposed adjustment) no later than ninety (90) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor in good faith to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Seattle, Washington area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If it is finally agreed or determined that Landlord’s annual statement for any year overcharges Tenant by 5% or more, then Landlord shall reimburse Tenant all reasonable costs of such review (including without limitation the cost of third party auditors) within thirty (30) days of Landlord’s receipt of an invoice therefor.

8.4 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date; provided, however, that if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession. Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises or (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.

8.5 Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

8.6 Within seven (7) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties)

during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease or the Work Letter.

9. Rentable Area.

9.1 The term “Rentable Area” as set forth in Article 2 and as referenced within the Work Letter, and as may otherwise be referenced within this Lease, shall reflect such areas as reasonably calculated by Landlord’s architect.

9.2 The “Rentable Area” of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls. Rentable Area throughout the Building shall be determined by Landlord via a consistent methodology.

9.3 Except as set forth in Section 9.6, the term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including, but not limited to, that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom. In making such allocations, consideration shall be given to tenants benefited by space allocated such that the area that primarily serves tenants of only one floor, such as corridors and restrooms upon such floor, shall be allocated to usable area of the Building, as a whole. Landlord shall provide Tenant with a detailed summary of its calculation of the Premises Rentable Area.

9.4 Review of allocations of Rentable Areas as between tenants of the Building and the Project shall be made as frequently as Landlord deems appropriate in order to facilitate an equitable apportionment of Operating Expenses.

9.5 Final measurement of the Rentable Area of the Premises and the Building shall be determined by Landlord or Landlord’s architect and confirmed by Tenant with respect to this Lease. To the extent that the actual Premises as finally measured are larger or smaller than the approximate Rentable Area set forth in Section 2.2 of this Lease, the Basic Annual Rent, Tenant’s Pro Rata Share of the Building, the amount of the Security Deposit, the TI Allowance and Additional Allowance of the Premises (and such other variables in this Lease as are a function of Rentable Area) shall all be adjusted accordingly. If Tenant notifies Landlord within fifteen (15) days after receiving the final determination of the Rentable Area and supporting documentation for the same that Tenant disagrees with the determination of the Rentable Area as calculated by Landlord or Landlord’s architect, the matter shall be arbitrated by a single arbitrator in accordance with Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s decision shall be limited to determining the square footage of the Rentable Area. The arbitrator shall have no authority to make any other rulings or fashion any remedy. The decision of the arbitrator shall be final. The party losing the arbitration shall reimburse the prevailing party for all of the prevailing party’s fees, costs and expenses of the arbitration, including attorneys’ fees and the arbitrator’s fees.

9.6 Landlord and Tenant intend to include the Storage Rooms within the Premises, but intend that Tenant will occupy the Storage Rooms without paying Basic Annual Rent for, or a share of Operating Expenses allocated to, the Storage Rooms, and that the TI Allowance will be calculated without regard to the Storage Rooms. As such, the Storage Rooms shall be excluded from the Rentable Area of the Premises for purposes of determining the Basic Annual Rent, Tenant’s Pro Rata Share of the Building and the amount of the TI Allowance, and the amounts set forth in Sections 2.2 and 2.3 have been calculated on that basis.

10. Security Deposit.

10.1 Tenant shall deposit with Landlord within five (5) days of the Execution Date a security deposit in the amount set forth in Section 2.8 (the “Security Deposit”), which Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of this Lease. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, increase the amount of the L/C Security or deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its required amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article 10 shall survive the expiration or earlier termination of this Lease.

10.2 In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

10.3 Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

10.4 If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

10.5 The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except during Default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.

(a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term, a letter of credit in the form of Exhibit H issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then: (i) Landlord shall with reasonable diligence complete any necessary calculations; and (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires (not to exceed 30 days). Tenant shall reimburse Landlord’s reasonable legal costs (as reasonably estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured Default exists; (ii) as of the date 45 days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord requests that the issuer confirm the current L/C Security expiry date (with a copy of such request to Tenant), and the issuer fails to do so within fifteen (15) business days after Tenant and the issuer each receives such request; (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security. This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances. If Landlord draws on the Security L/C, any amount that is not applied in accordance with Section 10.1 hereof shall be held as a cash Security Deposit.

(d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within fifteen (15) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

11. Use.

11.1 Tenant shall use the Premises for the purpose set forth in Section 2.9, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

11.2 Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

11.3 Tenant shall not do or permit to be done anything that will invalidate or increase (unless Tenant pays the increase for the duration of the increase (even if after the end of the Term)) the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

11.4 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

11.5 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

11.6 No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

11.7 No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Directory and suite entry identification for Tenant shall be provided for Tenant by Landlord at Landlord’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall have Signage rights for the Premises substantially consistent with the Signage permitted for other comparable Tenants in the Project, as Landlord reasonably determines, including without limitation space on any monument sign should one be constructed. At Landlord’s option, Landlord may install any such Signage, and Tenant shall pay all actual costs associated with such installation within thirty (30) days after demand therefor.

11.8 Tenant shall use reasonable efforts consistent with a laboratory user to minimize the sounds or vibrations from equipment or machinery installed by Tenant in the Premises that extend into the Common Areas or other offices in the Building. Further, Tenant shall only place equipment within the Premises with floor loading consistent with the structural design of the Building (unless Tenant otherwise obtains Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed) and such equipment shall be placed in a location designed to carry the weight of such equipment.

11.9 Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Premises, the Building or the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner materially adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

11.10 Notwithstanding any other provision herein to the contrary, but subject to Landlord’s obligations and warranties under this Lease (including without limitation Section 4.3) Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Premises to comply with the ADA. The provisions of this Section 11.10 shall survive the expiration or earlier termination of this Lease.

12. Brokers.

12.1 Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than The Staubach Company (“Tenant’s Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease (other than Landlord’s Broker, as set forth in Section 12.2 hereof). Landlord shall compensate Tenant’s Broker in relation to this Lease pursuant to a separate agreement between Landlord and Tenant’s Broker.

12.2 Landlord represents and warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Lease other than EDG Commercial Real Estate (“Landlord’s Broker”) and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease (other than Tenant’s Broker, as set forth in Section 12.1 hereof). Landlord shall compensate Landlord’s Broker in relation to this Lease pursuant to a separate agreement between Landlord and Landlord’s Broker.

12.3 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

12.4 Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 12.1 and 12.3.

12.5 Tenant agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by Tenant. Landlord agrees to indemnify, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by Landlord.

13. Holding Over.

13.1 If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) the Basic Annual Rent in accordance with Article 6, as adjusted in accordance with Article 7, and (b) Tenant’s Pro Rata Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

13.2 Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term.

13.3 Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

13.4 The foregoing provisions of this Article 13 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

14. Taxes on Tenant’s Property.

14.1 Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

14.2 If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed valued of the Building or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

14.3 If any improvements in or Alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 14.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Article 8, but shall be treated, as to such other tenants, as provided in this Section 14.3. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for deteunining whether said Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

15. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business, except as otherwise set forth in this Lease. Tenant acknowledges that subject to Landlord’s representations, warranties and obligations set forth in this Lease (a) it agrees to take the Premises in their condition “as is” as of the Temi Commencement Date, except as otherwise set forth in this Lease and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except as otherwise set forth in this Lease.

16. Common Areas and Parking Facilities.

16.1 Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit D, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in writing in its reasonable discretion (the “Rules and Regulations”). Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

16.2 Tenant shall be entitled to rent from Landlord on a monthly basis from time to time throughout the Term an amount of parking spaces not to exceed one (1) parking space (located in the Building garage) per One Thousand rentable square feet of the Premises (“Tenant’s Parking Space Allowance”) on an unreserved basis at a rate of One Hundred Seventy Five Dollars ($175.00) per parking space per month, which rate shall be subject to annual market-based increases not greater than three percent (3%) per calendar year. Notwithstanding the foregoing, Landlord shall provide Tenant with Tenant’s Parking Space Allowance for the first twelve (12) months following the Rent Commencement Date at no cost to Tenant.

16.3 Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property, so long as such modifications do not materially adversely interfere with Tenant’s use and enjoyment of the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

17. Utilities and Services.

17.1 Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion (to be determined by Landlord) of all charges of such utility jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent.

17.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accident, breakage, repair, Force Majeure or Tenant’s negligence or gross negligence. Tenant shall provide written notice to Landlord of any interruption of a utility or service, and Landlord shall use commercially reasonable efforts to correct any such interruption within five (5) business days after receipt of such notice. In the event that such failure continues for such five (5) business day period after Landlord’s receipt of such written notice from Tenant, Tenant shall be entitled to a full abatement of Rent during the period beginning at the end of such five (5) business day period for the duration of any such interruption to the extent that the same materially interferes with Tenant’s use of the Premises and to the extent that the same is due to Landlord’s gross negligence or intentional misconduct.

17.3 Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

17.4 Tenant shall not, without Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), use any device in the Premises (including, without limitation, data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share as usually furnished or supplied for the use set forth in Section 2.9 or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services, unless Tenant installs additional equipment or installations with respect to such device that prevent any adverse effect on the Building.

17.5 Tenant shall have the right to use the Building loading dock and freight elevator in common with other tenants in the Building in a manner and with frequency proportionate to Tenant’s Pro Rata Share.

17.6 If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may reasonably condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

17.7 Utilities and services provided by Landlord to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service if the same is practical; otherwise the same shall be paid to Landlord.

17.8 Landlord shall provide water in Common Areas for lavatory and water fountain purposes only. Tenant shall be entitled to use water in its Premises consistent with a laboratory user, and Landlord shall install a water meter to measure Tenant’s water consumption for such purposes. Throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s sole cost and expense. If Tenant fails to so maintain such meter and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

17.9 Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or a failure by a third party to deliver gas, oil or another suitable fuel supply, or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel; provided that Landlord shall use reasonable efforts to provide at least one (1) business day advance written notice to Tenant (except in the event of an emergency) of any stop in service, repair, alteration or improvement that Landlord in good faith anticipates will materially and adversely impact Tenant, and Landlord further agrees to use reasonable efforts to perform such work in a manner that keeps any disruption to Tenant to a reasonable level. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

18. Alterations.

18.1 Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration adversely affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion. Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Notwithstanding the foregoing, Tenant shall not be required to seek Landlord’s prior consent to cosmetic Alterations in the Premises that cost less than $50,000 in any one instance; provided, however, that in the event any proposed Alteration adversely affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Tenant must obtain Landlord’s approval, and Landlord may withhold such approval in its sole and absolute discretion.

18.2 Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities, without first obtaining Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.

18.3 Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

18.4 Any work performed on the Premises or the Building by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, if applicable, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises. Within sixty (60) days of the Term Commencement Date, Landlord shall provide Tenant with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) for the Building, and agrees to provide Tenant with updates to the same to the extent necessary for Tenant to efficiently provide Landlord with the deliverables required by the prior sentence.

18.5 All Tenant Improvements, Alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Sections 18.8 and 20.3, attached to or built into the Premises, made by either of the Parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, built-in laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits (collectively, “Attached Property”), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof. The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, upon termination of this Lease, Tenant shall have the right to remove any equipment, laboratory/research equipment, decorations, trade fixtures and personal property from the Premises that was paid for entirely by Tenant and that is not affixed to the Building or the Property in a manner that removal of the same would require substantial alteration (for example, trade fixtures that are merely bolted to the Building would not require substantial alteration to remove; but an item such as an installed walk-in freezer would require substantial alterations to remove) (“Tenant’s Personal Property”); provided, however, Tenant shall repair any damage to the Premises associated with such removal.

18.6 Before commencing any work, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work.

18.7 Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

18.8 If Tenant shall fail to remove any of its property from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

18.9 Notwithstanding any other provision of this Article 18 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

18.10 Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

18.11 Within sixty (60) days after final completion of the Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), Tenant shall pay to Landlord an amount equal to four percent (4%) of the cost to Tenant of all Alterations installed by Tenant or its contractors or agents to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof (the “Alteration Fee”); provided, however, that no Alteration Fee shall be payable for any Alterations which do not require any plan review, coordination, scheduling or supervision; and provided, further, that the parties agree that the Alteration Fee shall not apply to the Tenant Improvements since Landlord will receive the Construction Management Fee as described in the Work Letter. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

18.12 Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders (so long as Landlord notifies Tenant in writing of the identity of the same) as additional insureds on their respective insurance policies.

19. Repairs and Maintenance.

19.1 Landlord shall repair and maintain in good working condition the structural and exterior portions and Common Areas of the Building and the Project and all Building systems and utilities, including, without limitation, roofing and covering materials, foundations, exterior walls, plumbing, fire sprinkler systems (if any), heating, ventilating, air conditioning, elevators, and electrical systems installed or furnished by Landlord. Any costs related to the repair or maintenance activities specified in this Section 19.1 shall be included as a part of Operating Expenses to the extent allowable under Article 8, unless such repairs or maintenance is required in whole or in part because of any act, neglect, fault or omissions of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.

19.2 Except for services of Landlord, if any, required by Section 19.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, ordinary wear and tear and casualty excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter or this Lease.

19.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

19.4 Repairs under this Article 19 that are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, except as otherwise provided in this Article 19.

19.5 This Article 19 relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 23 shall apply in lieu of this Article 19.

20. Liens.

20.1 Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within fifteen (15) days after the filing thereof, at Tenant’s sole cost and expense.

20.2 Should Tenant fail to discharge or bond against any lien of the nature described in Section 20.1, Landlord may, at Landlord’s election but following five (5) day’s prior written notice, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

20.3 In the event that Tenant leases or finances the acquisition of office equipment, furnishings, laboratory/research equipment, trade fixtures or other personal property utilized by Tenant in the operation of Tenant’s business (collectively, “Equipment”), Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to Equipment of Tenant located within the Premises. In no event shall the address of the Building be furnished on a financing statement without qualifying language as to applicability of the lien only to Equipment located in an identified suite leased by Tenant. Should any holder of a financing statement authorized by Tenant record or place of record a financing statement that appears to constitute a lien against any interest of Landlord in the real property or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains (subject to confidentiality requirements in such agreement or other documents) to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project. Notwithstanding anything to the contrary in this Lease, all Tenant’s Personal Property and which may be moved without material damage to the Premises that is situated in or installed by Tenant in the Premises shall at all times remain Tenant’s property and Tenant may remove and replace any Equipment at any time during the Term, provided that Tenant promptly repair any damage caused by the same. In no event shall Landlord have any common law or statutory lien or other security interest in any of Tenant’s Equipment, and Landlord hereby expressly waives and releases any lien or security interest however created or arising.

21. Indemnification and Exculpation.

21.1 Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building or the Property arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder except to the extent caused by Landlord’s breach of Lease, willful misconduct or gross negligence. Subject to Section 21.2, Landlord agrees to indemnify, defend and save Tenant harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building or the Property to the extent that the same arise directly or indirectly out of the breach of Lease, willful misconduct or gross negligence of Landlord or Landlord’s employees, agents or guests, except to the extent caused by Tenant’s breach of Lease, willful misconduct or negligence.

21.2 Notwithstanding any provision of Section 21.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), except to the extent that any such loss is due to Landlord’s gross negligence or willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to its business or loss of income relating to any such damage or destruction of personal property as described in this Section 21.2.

21.3 Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

21.4 Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

21.5 The provisions of this Article 21 shall survive the expiration or earlier termination of this Lease.

21.6 The indemnity from Tenant in this Article 21 is intended to specifically cover actions brought by Tenant’s own employees, with respect to acts or omissions during the term of this Lease. In that regard, with respect to Landlord, Tenant waives any immunity it may have under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent of their negligence. If losses, liabilities, damages, liens, costs and expenses covered by Tenant’s indemnity are caused by the sole negligence Landlord or by the concurrent negligence of both Landlord and Tenant, or their respective employees, agents, invitees and licensees, then Tenant shall indemnify Landlord only to the extent of Tenant’s own negligence or that of its officers, agents, employees, guests or invitees. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE 21 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

22. Insurance; Waiver of Subrogation.

22.1 Landlord shall maintain insurance for the Building and the Project, including the Tenant Improvements, in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that the deductibles for such insurance coverage shall be commercially reasonable; and provided further that the limits of such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s lender, mortgagee or beneficiary (each, a “Lender”), if any, requires Landlord to maintain, providing protection against any peril generally included within Special Form property insurance. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the Tenant Improvements, without regard to whether or not such are made a part of or are affixed to the Building. Any costs incurred by Landlord pursuant to this Section 22.1 shall constitute a portion of Operating Expenses.

22.2 In addition, Landlord shall carry commercial general liability insurance with a single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Project. Any costs incurred by Landlord pursuant to this Section 22.2 shall constitute a portion of Operating Expenses.

22.3 Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,0000) general aggregate for death or bodily injury and property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

22.4 The liability insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., Landlord’s constituent partners and the Building Lenders (if disclosed by Landlord to Tenant in writing) (“Landlord Parties”) as additional insureds. All insurance carried by either Landlord or Tenant as required under this Lease shall be with companies having a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

22.5 Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

22.6 In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Project.

22.7 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any Special Form insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage or are required to carry by this Lease, whichever is greater. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 22.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

22.8 Landlord may require insurance policy limits required under this Lease to be raised to conform with reasonable requirements of Landlord’s Lender or, following the initial Term, to bring coverage limits to levels then being required of new tenants within the Project.

23. Damage or Destruction.

23.1 In the event of a partial destruction of the Building or the Project by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (a) the damage thereto is such that the Building or the Project may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty and (b) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building or the Project, as applicable, and this Lease shall continue in full force and effect.

23.2 In the event of any damage to or destruction of the Building or the Project other than as described in Section 23.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.

23.3 Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election whether to repair, reconstruct or restore the Building or the Project, as applicable, and in such notice, Landlord shall indicate Landlord’s good faith estimate of the time to complete such repairs. If the expected time to complete repairs exceeds twelve (12) months, then Tenant may terminate this Lease upon written notice given to Landlord within thirty (30) days after receipt of Landlord’s notice.

23.4 Upon any termination of this Lease under any of the provisions of this Article 23, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof. All property insurance proceeds (except with respect to Tenant’s personal property and removable equipment that Tenant purchased without any contribution from Landlord) shall be paid to Landlord.

23.5 In the event of repair, reconstruction and restoration as provided in this Article 23, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord at its sole cost provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of business interruption insurance actually received by Tenant with respect to the Premises.

23.6 Notwithstanding anything to the contrary contained in this Article 23, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis.

23.7 If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises, the Building or the Property that were originally provided at Landlord’s expense. The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard (except with respect to improvements paid for out of the TI Allowance), unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.

23.8 Notwithstanding anything to the contrary contained in this Article 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article 23 occurs during the last twelve (12) months of the Term or any extension hereof, or to the extent that insurance proceeds are not available therefor (provided Landlord carried insurance required under this Lease). Furthermore, if the damage resulting from any casualty covered under this Article 23 occurs during the last twelve (12) months of the Term or any extension hereof, Tenant shall be entitled to terminate this Lease upon written notice to Landlord.

23.9 Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Property and the Building; provided that Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If the Property or the Building is to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease, provided Tenant is not then in default beyond applicable notice and cure periods under this Lease.

24. Eminent Domain.

24.1 In the event the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

24.2 In the event of a partial taking of the Building or the Project, or of drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord’s reasonable opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

24.3 Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed solely at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

24.4 If, upon any taking of the nature described in this Article 24, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises, the Building and the Project, as applicable, to substantially their same condition prior to such partial taking to the extent such restoration is feasible, as determined by Landlord in its sole and absolute discretion. The Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

25. Defaults and Remedies.

25.1 Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) business days after Tenant’s receipt of written notice from Landlord regarding such overdue amount (provided that Tenant shall only be entitled to one (1) such written notice in a consecutive twelve (12) month period), Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant.

25.2 No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

25.3 If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant continues for three (3) days after Landlord delivers notice to Tenant demanding performance by Tenant; or provided that such failure by Tenant unreasonably interfered with the use of the Building by any other tenant or with the efficient operation of the Building, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 25.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or the highest rate permitted by Applicable Laws, whichever is less.

25.4 The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) The vacation of the Premises by Tenant without the intention to continue to perform obligations;

(b) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of three (3) business days after Tenant’s receipt of written notice thereof from Landlord;

(c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsection 25.4(a)) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Bankruptcy Code”);

(g) Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) The failure by Tenant to deliver an estoppel certificate in accordance with Article 30 where such failure shall continue for a period of three (3) business days after Tenant’s receipt of written notice thereof from Landlord;

(i) The failure by Tenant to subordinate its interest under this Lease in accordance with Section 35.3 hereof where such failure shall continue for a period of three (3) business days after Tenant’s receipt of written notice thereof from Landlord; and

(j) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section 25.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice. The foregoing notice and cure provisions shall be inclusive of and not in addition to the notices and cure periods provided for in RCW 59.12, as now or hereafter amended, or any legislation in lieu or substitution thereof.

25.5 In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby, except to the extent of Landlord’s gross negligence or intentional misconduct. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

(a) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 25.5(a) and 25.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 25.1. As used in Subsection 25.5(c) above, the

“worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

25.6 In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section 25.6, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled. If Landlord does not elect to terminate this Lease as provided in Section 25.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.

25.7 In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

25.8 All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

25.9 Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

25.10 To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

25.11 Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

25.12 In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing the names and addresses of all such persons who are to receive such notices.

26. Assignment or Subletting.

26.1 Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay. Tenant shall have the right to Transfer without Landlord’s prior written consent the Lease or any portion thereof or the Premises or any part thereof to any person or entity that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant, to any entity resulting from the merger, consolidation, acquisition or restructuring of Tenant, or to the purchaser in connection with the sale of substantially all of the assets used in connection with the business operated by Tenant at the Building (“Tenant’s Affiliate”), provided Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to Tenant’s Affiliate (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer. For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding anything to the contrary, the following Sections 26.2, 26.3 and 26.9 of the Lease shall not be applicable to any Exempt Transfer.

26.2 In the event Tenant desires to effect a Transfer, then, at least forty-five (45) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord reasonable attorney’s fees and other costs or overhead expenses incurred by Landlord in reviewing Tenant’s request for such Transfer (not to exceed $3,000).

26.3 Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 26.9 to cancel this Lease.

26.4 In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986. Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (“Revenue Code”); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

26.5 As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

(a) Tenant shall remain fully liable under this Lease during the unexpired Term;

(b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include, without limitation, evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c) If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, provided that Tenant may first recover transaction costs incurred by Tenant, including marketing expenses, tenant improvement allowances actually provided by Tenant, construction costs, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(d) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(e) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(f) Tenant shall not then be in default beyond applicable notice and cure periods hereunder in any respect;

(g) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(h) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(i) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(j) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(k) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(l) A list of Hazardous Materials (as defined in Section 40.8 below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 40.2.

26.6 Any Transfer that is not in compliance with the provisions of this Article 26 shall be void and shall, at the option of Landlord, terminate this Lease.

26.7 The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

26.8 Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

26.9 If Tenant delivers to Landlord a Transfer Notice indicating a desire to assign the Lease or otherwise Transfer this Lease or all or substantially all of the Premises to a proposed transferee, assignee or sublessee for all or substantially all of the Term (other than an Exempt Transfer), then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. For purposes of the preceding sentence, “substantially all of the Term” shall mean that the proposed transfer would expire during the last one (1) year of the Term. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section 26.8, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

26.10 If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, Tenant shall have the right to collect such rent.

27. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

28. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

28.1 Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

28.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

28.3 A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

28.4 The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

29. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord (except for return of the Security if Landlord’s assignee does not assume the obligation to repay the Security Deposit to Landlord) and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

30. Estoppel Certificate. Tenant shall, within ten (10) days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit E, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further reasonable information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part such that Tenant shall be stopped from arguing facts contrary to the express assertions of the estoppel. If Tenant fails to deliver such statement within such prescribed time, then such estoppel shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

31. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

31.1 Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

31.2 The term “Tenant” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

32. Limitation of Landlord’s Liability.

32.1 If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project of which the Premises are a part, (b) rent, insurance proceeds or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project of which the Premises are a part.

32.2 Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

32.3 Each of the covenants and agreements of this Article 32 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

33. Project Control by Landlord.

33.1 Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes, without limitation, Landlord’s right to subdivide the Project, convert the Building to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Building separate from fee title to the Property.

33.2 Tenant shall, at Landlord’s request, promptly execute such further reasonable documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant, that materially adversely affects Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided by this Lease.

33.3 Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon one (1) business day prior written or facsimile notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary. For any such access to the Premises, Landlord shall, except in an emergency, permit a representative of Tenant to accompany Landlord, and at all times agrees to comply with Tenant’s reasonable security and safety rules that are orally communicated to Landlord’s representative accessing the Premises at the time or access and/or provided to Landlord in writing. In connection with any such alteration, improvement or repair as described in Subsection 33.3(f) above, Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 33.3; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

34. Quiet Enjoyment. So long as Tenant is not in default beyond applicable notice and cure periods under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.

35. Subordination and Attornment.

35.1 This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project (each an “Encumbrance”) and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, according to the following terms and conditions.

35.2 Landlord shall endeavor, no later than twenty (20) days after the date of full execution of this Lease, to provide Tenant, without cost or charge, with commercially reasonable subordination, non-disturbance and attornment agreements (“SNDA”) in favor of Tenant from any ground lessors, mortgage holders or lien holders (each, a “Superior Mortgagee”) then in existence. Without limitation, the SNDA shall provide that the Superior Mortgagee shall recognize this Lease, and in the event of any default under such Encumbrance or any foreclosure action, forced sale, or other proceeding in connection therewith, the rights of Tenant under this Lease, and Tenant’s possession of the Premises shall not be disturbed, Tenant shall not be named as defendant in any such proceedings, and that in the event such Superior Mortgagee becomes owner of the Premises, Building, Project or any part thereof, such holder shall accept Tenant as Tenant under this Lease, and, notwithstanding the foregoing, any such SNDA shall include customary limitations on such holder’s obligations to Tenant. Said SNDA shall be in recordable form and may be recorded at Tenant’s election and expense. In the event Landlord fails to provide such commercially reasonable SNDA within the time frame set forth in this Section, Tenant shall have the right, as its sole and exclusive remedy, exercisable no later than thirty (30) days after the date of full execution of this Lease, to terminate this Lease upon ten (10) business days written notice to Landlord. In the event Tenant elects to terminate this Lease and Landlord does not provide Tenant with the applicable SNDA within such ten (10) day period, this Lease shall terminate and Landlord shall reimburse Tenant all of Tenant’s pre-paid rent. This provision shall survive the termination of this Lease.

35.3 Notwithstanding the foregoing, Tenant’s subordination as provided above with respect to any Encumbrances arising after the date of this Lease shall be conditioned upon Landlord providing Tenant with a commercially reasonable SNDA that without limitation complies with the preceding paragraph. Said SNDA shall be in recordable form and may be recorded at Tenant’s expense.

35.4 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord so long as the same are consistent with this Article 35. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.

35.5 Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part. Any change materially affecting or changing Tenant’s use of the Premises, materially increasing Tenant’s costs or liabilities, affecting the amount or timing of the consideration to be paid by Tenant or modifying the Term of this Lease shall be deemed as materially altering the terms hereof.

35.6 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant’s use and enjoyment of the Premises shall not be disturbed and Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

36. Surrender.

36.1 At lease ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”), and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including, without limitation, laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section 36.1 shall survive the expiration or earlier termination of the Lease.

36.2 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

36.3 The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

36.4 The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

37. Waiver and Modification. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach by the other of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38. Waiver of Jury Trial and Counterclaims. The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises, the Building or the Project; or any claim of injury or damage related to this Lease or the Premises, the Building or the Project.

39. Intentionally deleted.

40. Hazardous Materials.

40.1 Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, the Building, the Project or any adjacent property, or if contamination of the Premises by Hazardous Materials otherwise occurs during the Term of this Lease or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises, the Building, the Project or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project; damages arising from any adverse impact on marketing of space in the Premises, the Building or the Project; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) that arise during or after the Term as a result of such breach or contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant results in any contamination of the Premises, the Building, the Project or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Building, the Project and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, the Building or the Project.

40.2 Landlord acknowledges that it is not the intent of this Article 40 to prohibit Tenant from operating its business as described in Section 2.9 above. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List promptly after any material changes to the types or amounts of Hazardous Materials used by Tenant in the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Building or the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on or under the Premises, the Building or the Project for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon Landlord’s written request,

Tenant agrees that it shall enter into a reasonable written agreement with other tenants of the Building and the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Building and the Project for the storage of Hazardous Materials. In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Building or the Project in excess of Tenant’s Pro Rata Share of the Building or the Project, as applicable, as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant’s Pro Rata Share of the Building or the Project, as applicable.

40.3 Notwithstanding the provisions of Section 40.1 above, if Tenant (a) has been required by any prior landlord, Lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question, or (b) is subject to an enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant) at any time within one hundred eighty (180) days after the date Landlord actually becomes aware of such requirement or order, as applicable; provided, however, that unless such property is the Property, this Section 40.3 shall not apply to any assignee of Tenant that (x) purchases all or substantially all of the assets of Tenant, and (y) has a net worth of at least $100,000,000.

40.4 Notwithstanding the provisions of Section 40.1 above, if any proposed transferee, assignee or sublessee of Tenant (a) has been required by any prior landlord, Lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question, or (b) is subject to an enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving such proposed transferee, assignee or sublessee); provided, however, that this Section 40.4 shall not apply in the case of any assignment of this Lease by Tenant to any assignee that (x) purchases all or substantially all of the assets of Tenant, and (y) has a net worth of at least $100,000,000.

40.5 At any time, and from time to time, prior to the expiration of the Term, if Landlord has a reasonable basis to believe that Tenant has violated this Article 40, Landlord shall have the right to conduct appropriate tests of the Premises, the Building and the Project to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees. Tenant shall pay all reasonable costs of such tests of the Premises if a violation by Tenant is found to have occurred.

40.6 If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

40.7 Tenant’s obligations under this Article 40 shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily.

40.8 As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

41. Miscellaneous.

41.1 Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.3 Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.4 Each provision of this Lease performable by Tenant or Landlord shall be deemed both a covenant and a condition.

41.5 Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

41.6 The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.7 Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.8 Landlord may, but shall not be obligated to, record this Lease or a short form memorandum hereof if approved by Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. Neither party shall record this Lease. Landlord shall be responsible for the cost of recording any memorandum of this Lease, including any transfer or other taxes incurred in connection with said recordation.

41.9 The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.10 Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 41.10 shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.11 Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service. Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.11 and 2.12, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41.12 This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

41.13 Each of Landlord and Tenant warrant to the other that the respective individual or individuals signing this Lease on its behalf has the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.14 Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition or, to the extent audited financial statements are not available, year-end financial statements certified by Tenant’s chief financial officer as prepared in conformance with GAAP as it is related to accrued liabilities and fairly representing Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects.

41.15 This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.16 Landlord warrants that there are no recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”) that materially interfere with Tenant’s ability to use the Premises for the Permitted Use.

42. Option to Extend Term. Tenant shall have the option (“Option”) to extend the Term of this Lease by five (5) years (the “Extension Term”) as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1 Basic Annual Rent shall be adjusted on the first (1st) day of the Extension Term and each anniversary date thereof in accordance with Article 7. The Basic Annual Rent during the Extension Term shall equal the greater of: (a) ninety-five percent (95%) of the Fair Market Value for the Extension Term; and (b) 103% of the then-current Basic Annual Rent at the end of the then-current Term, and shall be adjusted in accordance with Article 7 hereof. “Fair Market Value” means the then-prevailing average annual rate that comparable landlords have accepted in current transactions from new, non-equity (i.e., not being offered equity in the Building), nonrenewal, nonexpansion and nonaffiliated tenants of similar financial strength for comparable space in comparable laboratory buildings comparably located, with comparable size, quality and floor height in a first class office building, or as appropriate, a laboratory building, taking into consideration all relevant factors, including, without limitation, the proposed lease term, the tenant inducements, free rent, brokerage commissions, allowances or concessions, if any, and excluding specialized tenant improvements or tenant paid improvements for a comparable term, with the determination of Fair Market Value to take into account all relevant factors, including tenant inducements, allowances or concessions, if any, the extent of the services provided or to be provided to the Premises, and contraction and expansion options. In the event the tenant inducements, allowances or concessions granted differ from the terms contained in this Lease, an adjustment to the Fair Market Value shall be made on a basis consistent with the adjustments commonly made in the market for comparable differences and concession packages. If Landlord and Tenant cannot agree on the Fair Market Value for purposes of the Extension Term then they shall engage a mutually agreeable independent third party appraiser with at least ten (10) years’ experience in appraising the rental value of leased commercial premises (for research and development and laboratory uses) in the Seattle, Washington area (the “Appraiser”). If the parties cannot agree on the Appraiser, each shall within ten (10) days after such impasse appoint an Appraiser and, within ten (10) days after the appointment of both such Appraisers, those two Appraisers shall select a third. If either party fails to timely appoint an Appraiser, then the Appraiser the other party appoints shall be the sole Appraiser. Within ten (10) days after appointment of all Appraiser(s), Landlord and Tenant shall each simultaneously give the Appraisers (with a copy to the other party) its determination of Fair Market Value, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Appraisers shall by majority vote select either Landlord’s or Tenant’s Fair Market Value. The Appraisers may not select or designate any other Fair Market Value. The determination of the Appraiser(s) shall bind the parties.

42.2 The Option is not assignable separate and apart from this Lease except that it shall be exercisable by a Tenant’s Affiliate to which this Lease has been assigned in accordance herewith.

42.3 The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least nine (9) months prior to the end of the expiration of the initial Term of this Lease. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this paragraph.

42.4 Notwithstanding anything contained in this Article 42, Tenant shall not have the right to exercise the Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is actually in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after any Default as described in Article 25 of the Lease and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) In the event that Tenant has defaulted (beyond applicable notice and cure periods) in the performance of its obligations under this Lease two (2) or more times and a service or late charge has become payable under Section 25.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

42.5 The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6 All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted (beyond applicable notice and cure periods) under this Lease two (2) or more times and a service or late charge under Section 25.1 has become payable for any such default, whether or not Tenant has cured such defaults.

43. Right of First Refusal. Tenant shall have a continuing right of first refusal (“ROFR”) as to any premises on the first and third floors of the Building for which Landlord is seeking a tenant (“Available Premises”) from time to time during the Term and extensions thereof. To the extent that Landlord renews or extends a then-existing lease with any then-existing tenant of any space, or enters into a new lease with such then-existing tenant for the same premises, the affected space shall not be deemed to be Available Premises. In addition, space that has not been rented since the completion of the Building shall be Available Premises. In the event Landlord makes to a third party, or receives from a third party, a offer to lease Available Premises that Landlord is willing to accept, Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), specifying the terms and conditions of a proposed lease to Tenant of the Available Premises.

43.1 Within ten (10) days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease the Available Premises on the terms and conditions set forth in such Notice of Offer. If Tenant fails to notify Landlord of Tenant’s election within said ten (10) day period, then Tenant shall be deemed to have elected not to lease the Available Premises.

43.2 If Tenant timely notifies Landlord that Tenant elects to lease the Available Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the Available Premises to Tenant upon the terms and conditions set forth in the Notice of Offer.

43.3 If Tenant notifies Landlord that Tenant elects not to lease the Available Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the ten (10)-day period described above, then Landlord shall have the right to consummate the lease of the Available Premises on the same terms as are in the Notice of Offer, or on terms that, in Landlord’s reasonable, good faith judgment, are more favorable to Landlord or on other terms than are set forth in the Notice of Offer (provided that each of (a) the size of any prospective subject space to be let, (b) the aggregate economic value based on the discounted present value (to be calculated with an eight percent (8%) annual interest factor) of the net rent and other amounts to be paid by the tenant and the Landlord over the term of the lease of such space and the amount of the tenant improvement allowance, and (c) the length of the term of such prospective lease does not vary by more than seven and one-half percent (7.5%) from those set forth in the Notice of Offer), within one hundred twenty (120) days following Tenant’s election (or deemed election) not to lease the Available Premises. If Landlord does not lease the Available Premises within said one hundred twenty (120)-day period, then Tenant’s ROFR shall be fully reinstated with respect to the specific Available Premises, and Landlord shall not thereafter lease the Available Premises without first complying with the procedures set forth in this Article 43.

43.4 Notwithstanding anything in this Article 43 to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in default beyond applicable notice and cure periods under any provision of this Lease. Any attempted exercise of the ROFR during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFR if Tenant has been in default (beyond applicable notice and cure periods) two (2) or more times during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR.

43.5 Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the ROFR, either separately or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion; provided that this ROFR shall be exercisable by Tenant’s Affiliate to which this Lease has been assigned in accordance with the terms hereof.

43.6 If Tenant exercises the ROFR, Landlord does not guarantee that the Available Premises will be available on the anticipated commencement date for the lease thereof if the then-existing occupants of the Additional Space shall hold over, or for any other reason beyond Landlord’s reasonable control.

43.7 Notwithstanding anything in this Lease to the contrary, if the Available Premises consists of all or any portion of the first (1St) floor, Tenant at its sole discretion may elect to exercise this ROFR with respect to all of such space on the first (1st) floor or with respect to only such portion thereof as Tenant may elect (so long as the portion of the first (1st) floor that Tenant does not elect to lease is, in Landlord’s reasonable judgment, reasonably marketable).

44. Expansion Option.

44.1 Subject to the conditions set forth in this Article 44, Tenant shall have the right, but not the obligation, to expand the Premises (the “Expansion Option”) to include space in the basement or on the first floor of the Building (the “Potential Expansion Area”). The portion of the Potential Expansion Area added to the Premises by exercise of the Expansion Option shall herein be referred to as the “Expansion Premises”.

44.2 Tenant may exercise its Expansion Option under this Article 44 for any portion of the Potential Expansion Area that remains Available Space by providing Landlord with written notice (the “Expansion Option Exercise Notice”) that Tenant has elected to exercise its Expansion Option for such space. A portion of the space in the Building shall be deemed “Available Space” if such portion is vacant and Tenant has not received a Notice of Offer in accordance with Article 43 with respect to such portion.

44.3 Tenant acknowledges that Landlord shall have the right at any time in its sole and absolute discretion to make improvements in addition to the Core and Shell Work to any portion of the Potential Expansion Area for which Tenant has not exercised its Expansion Option such that such portion of the Potential Expansion Area will be ready for tenant occupancy (even if such portion of the Potential Expansion Area will not be suitable for Tenant’s use) (such improvements, “Spec Improvements”). If Landlord intends to make Spec Improvements to any portion of the Potential Expansion Area, then Landlord shall endeavor to provide written notice to Tenant when Landlord applies for a building permit for the Spec Improvements, which notice shall state Landlord’s intent to complete such Spec Improvements in such portion of the Potential Expansion Area (such portion of the Potential Expansion Area that is described in a Spec Space Notice (as defined below) as the portion that will be so improved, a “Spec Space Area”), and specify the general nature of the Spec Improvements and the Spec Space Area (such notice, a “Spec Space Notice”). If Tenant desires to lease less than all of the Spec Space Area, then the Expansion Premises shall be determined in accordance with Section 44.4, and such Spec Space Area shall be the Expansion Premises hereunder. If Tenant delivers an Expansion Option Exercise Notice with respect to any Spec Space Area before Landlord commences the Spec Improvements in such Spec

Space Area, then, in its Expansion Option Exercise Notice, Tenant may clearly and explicitly notify Landlord that Tenant does not desire Landlord to complete the Spec Improvements (a “Non-Spec Election”), and if Tenant timely provides such notice to Landlord, then Landlord shall not perform the Spec Improvements in such Spec Space Area, and instead the improvement of such Spec Space shall be governed by Section 44.5. If Tenant does not make a Non-Spec Election in Tenant’s Expansion Option Exercise Notice, then Landlord shall perform the Spec Improvements in such Spec Space Area (a “Leased Spec Area”), and shall not be required to perform any improvements in addition to the Core and Shell Work and the Spec Improvements, and Tenant shall not be entitled to any TI Allowance for the Leased Spec Area.

44.4 If Tenant exercises its Expansion Option in accordance with Section 44.2 hereof with respect to:

(a) any Spec Space Area, then Tenant shall, in its Expansion Option Exercise Notice, specify the number of square feet of Rentable Area of Spec Space Area that Tenant requires. It Tenant requests less than the entire Rentable Area of Spec Space Area in its Expansion Option Exercise Notice, then Landlord shall subsequently designate as the Expansion Premises a portion of such Spec Space Area, reasonably suitable for leasing and comprised of a number of square feet of Rentable Area that is approximately the same as the number of square feet of Rentable Area that is specified by Tenant in its Expansion Option Exercise Notice, but only if there is Spec Space Area that meets each of the following requirements:

(i) The Rentable Area of such space is approximately the same as the Rentable Area designated by Tenant in its Expansion Option Exercise Notice; and

(ii) Landlord can separately demise such space in a reasonable manner so that (i) such space and (ii) the remaining space located on such floor of the Building (if any) are of a commercially reasonable and marketable configuration and are suitable for leasing, including having access to the common areas on the applicable floor (in the case of (ii) above, without reducing the rent per square foot that such remaining space would be expected to attain on the open market).

(b) any portion of the Potential Expansion Area for which Landlord has not delivered a Spec Space Notice and which is Available Space (“Available Non-Spec Space”), then Tenant shall, in its Expansion Option Exercise Notice, specify the number of square feet of Rentable Area of Available Non-Spec Space that Tenant requires. Landlord shall subsequently designate as the Expansion Premises a portion of the Potential Expansion Area that is Available Non-Spec Space, reasonably suitable for leasing and comprised of a number of square feet of Rentable Area that is approximately the same as the number of square feet of Rentable Area that is specified by Tenant in its Expansion Option Exercise Notice, but only if there is Potential Expansion Area that meets each of the following requirements:

(i) The Rentable Area of such space is approximately the same as the Rentable Area designated by Tenant in its Expansion Option Exercise Notice;

(ii) Landlord can separately demise such space in a reasonable manner so that (i) such space and (ii) the remaining space located on such floor of the Building (if any) are of a commercially reasonable and marketable configuration and are suitable for leasing, including having access to the common areas on the applicable floor (in the case of (ii) above, without reducing the rent per square foot that such remaining space would be expected to attain on the open market);

(iii) Such space is Available Non-Spec Space; and

(iv) Landlord has not delivered a Spec Space Notice with respect to such space.

Tenant shall pay all costs and expenses of separately demising the Expansion Premises.

44.5 In the event Tenant exercises its Expansion Option in accordance with the terms of this Article 44 with respect to Available Non-Spec Space or any Spec Space Area for which Tenant has made a Non-Spec Election, Tenant may, by providing written notice to Landlord at any time during the twelve (12) month period (the “Expansion Tenant Improvement Election Period”) immediately following the later of the date of the Expansion Option Exercise Notice provided by Tenant to Landlord for such space or Substantial Completion of the Core and Shell Work, request in writing (the “Expansion Premises TI Notice”) that Landlord construct tenant improvements to such Expansion Premises in accordance with the terms of Article 4 of this Lease and the Work Letter (with such modifications thereto as may reasonably be necessary to reflect that the Tenant Improvements for such Expansion Premises will be governed by this Article 44 to the extent inconsistent with Article 44); provided, however, Tenant shall deliver its Draft Plans for the Expansion Premises Tenant Improvements to Landlord within sixty (60) days after Tenant provides its Expansion Premises TI Notice for such Expansion Premises to Landlord; provided, further, that the TI Allowance for such Expansion Premises shall be treated separately for such Expansion Premises and determined based on the rentable square footage of the Expansion Premises; provided, further, that Tenant shall have until the earlier of (a) the occurrence of a Default after notice and the lapse of any applicable cure periods (which shall be the notice and cure periods specified in Article 25 and not additional notice or cure periods) or (b) the expiration of the Expansion Tenant Improvement Election Period, to expend the unused portion of any TI Allowance with respect to such Expansion Premises, after which date Landlord’s obligation to fund the TI Allowance for such Expansion Premises shall expire, and any Tenant Improvements made by Landlord to the applicable Expansion Premises after such date shall be made at Tenant’s sole cost and expense. Tenant and Landlord shall amend the Work Letter to incorporate any additional tenant improvements requested by Tenant in accordance with this Section 44.5 within ten (10) days following Tenant’s provision of such notice to Landlord.

44.6 Within ten (10) days after exercising the Expansion Option, Tenant and Landlord shall enter into a written amendment to this Lease (the “Amendment”), which Amendment shall provide, unless otherwise agreed in writing:

(a) that the term commencement date for the Expansion Premises (the “Expansion Space Term Commencement Date”) shall be the later of (i) the date of Substantial Completion of the Core and Shell Work and Tenant Improvements (or Spec Improvements in lieu of Tenant Improvements for any Leased Spec Area) for the Expansion Premises or (ii) the Term Commencement Date for the initial Premises;

(b) that the Premises under this Lease shall be increased to include the Expansion Premises as of the Expansion Space Term Commencement Date;

(c) that the Rentable Area of the Premises shall be increased to reflect the inclusion of the Rentable Area of the Expansion Premises as of the Expansion Space Term Commencement Date;

(d) the new Basic Annual Rent, with the Expansion Premises increasing the Basic Annual Rent as set forth in Section 44.8 hereof, provided, however, that if a Fair Market Rental Value determination is required in connection with such increase and the new Basic Annual Rent is therefore not known at the time of execution of the Amendment, the Amendment shall indicate that the new Basic Annual Rent shall be determined in accordance with Section 44.8 of this Lease;

(e) unless such Expansion Premises are Leased Spec Area, that Tenant shall commence paying Basic Annual Rent, and Tenant’s Share of Operating Expenses, for any Expansion Premises commencing upon the later of (i) ten (10) days following the date of the Expansion Option Exercise Notice provided by Tenant to Landlord with respect to the Expansion Premises, or (ii) eight (8) months following the the later of (A) the date of the Expansion Option Exercise Notice provided by Tenant to Landlord with respect to the Expansion Premises, or (B)the Substantial Completion of the Core and Shell Work for such Expansion Premises, or (iii) the Rent Commencement Date;

(f) if such Expansion Premises are Leased Spec Area, that Tenant shall commence paying Basic Annual Rent, and Tenant’s Share of Operating Expenses, for any Expansion Premises commencing upon the later of (i) ten (10) days following the date of the Expansion Option Exercise Notice provided by Tenant to Landlord with respect to the Expansion Premises, or (ii) Substantial Completion of the Spec Improvements for the Leased Spec Area, or (iii) the Rent Commencement Date;

(g) Tenant’s new Pro Rata Share of Operating Expenses based upon the addition of the Rentable Area of the Expansion Premises to the Premises;

(h) the proportionate increase to the Security Deposit (which increase shall be payable to Landlord upon execution of the Amendment); and

(i) the amount of the Initial TI Allowance and Additional TI Allowance (which amount shall exclude any TI Allowance for Leased Spec Space).

44.7 Landlord shall endeavor to tender possession of the Expansion Premises (with the Tenant Improvements thereto (or Spec Improvements in lieu of Tenant Improvements for any Leased Spec Area) Substantially Complete) to Tenant on or before the estimated delivery date for the Expansion Premises (the “Expansion Estimated Delivery Date”). If the Tenant Improvements (or Spec Improvements in lieu of Tenant Improvements for any Leased Spec Area) are not Substantially Complete on or before the Expansion Estimated Delivery Date for any reason whatsoever, then this Lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Expansion Space Term Commencement Date shall not occur until Substantial Completion of the Tenant Improvements for the Expansion Premises occurs. Substantial Completion of Tenant Improvements for the Expansion Premises shall be determined separately from Substantial Completion for the remainder of the Premises.

44.8 The initial Basic Annual Rent for the Expansion Premises shall be calculated as follows:

(a) Unless the Expansion Premises is Leased Spec Area:

(i) if the Expansion Option is exercised from and after the Execution Date until the Term Commencement Date, then the initial Basic Annual Rent for such Expansion Premises shall be the rental rate per square foot of Rentable Area of the Expansion Premises set forth in Section 2.3 hereof;

(ii) if the Expansion Option is exercised from and after the Teen Commencement Date until the first anniversary of the Term Commencement Date, then the initial Basic Annual Rent for such Expansion Premises shall be the Fair Market Rental Value of the Expansion Premises (not to exceed 110% of the initial Basic Annual Rent per square foot of Rentable Area set forth in Section 2.3 hereof);

(iii) if the Expansion Option is exercised after the first anniversary of the Term Commencement Date, then the initial Basic Annual Rent for such Expansion Premises shall be the Fair Market Rental Value of the Expansion Premises; and

(b) If the Expansion Premises is Leased Spec Space, then the initial Basic Annual Rent for such Expansion Premises shall be the Fair Market Rental Value for such space and improvements thereto with respect to such space, in which case Tenant shall not be entitled to any TI Allowance in connection with such Expansion Premises.

Basic Annual Rent for the Expansion Premises shall escalate in accordance with Article 7 of this Lease.

For purposes of this Article 44, the term “Fair Market Rental Value” of the Expansion Premises is the greater of (a) the rental rate per square foot of Rentable Area of the Expansion Premises set forth in Section 2.3 hereof, or (b) the rental rate, determined in accordance with this Article 44, at which tenants are leasing Comparable Space on the Expansion Space Term Commencement Date. For this purpose, “Comparable Space” shall mean office and laboratory space that is (v) not subleased, (w) not subject to another tenant’s expansion rights, (x) comparable in size, location and quality to the Expansion Premises, (y) leased for a term comparable to Tenant’s lease of the Expansion Premises and (z) located in the Building and in other comparable office and laboratory projects located in the Seattle, Washington area. In determining the rental rate of Comparable Space, the parties shall exclude brokerage commissions and shall include all escalations and take into consideration the following concessions: (i) rental abatement concessions, if any, being granted to tenants in connection with the Comparable Space and (ii) tenant improvements or allowances provided or to be provided for the Comparable Space, taking into account the TI Allowance for, or value of the Spec Improvements in, the Expansion Premises, as the case may be.

For any portion of the Expansion Premises for which Tenant has exercised its Expansion Option Exercise Notice and for which Basic Annual Rent will be determined based on the Fair Market Rental Value of the Expansion Premises, Landlord shall provide written notice to Tenant of Landlord’s determination of the Fair Market Rental Value (“LL FMV Notice”) within fifteen (15) business days following Landlord’s receipt of such Expansion Option Exercise Notice from Tenant. If Tenant disagrees with Landlord’s determination of the Fair Market Rental Value of the portion of the Expansion Premises as set forth in the LL FMV Notice, then Tenant shall provide written notice to Landlord within ten (10) days following Tenant’s receipt of the LL FMV Notice notifying Landlord thereof (“Tenant FMV Objection Notice”).

If Tenant does not deliver its Tenant FMV Objection Notice to Landlord by the end of such ten (10) day period, then the Fair Market Rental Value of the Expansion Premises shall conclusively be determined to be the Fair Market Rental Value set forth in the LL FMV Notice.

If Tenant does deliver its Tenant FMV Objection Notice to Landlord by the end of such ten (10) day period, then Landlord and Tenant shall diligently attempt in good faith to agree upon the Fair Market Rental Value for such portion of the Expansion Premises on or before the fifth (5th) business day after Landlord’s receipt of the Tenant FMV Objection Notice. If Landlord and Tenant fail to reach agreement on or before such date, the matter shall be arbitrated by a single arbitrator in accordance with Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s decision shall be limited to determining the Fair Market Rental Value of such portion of the Expansion Premises. The arbitrator shall have no authority to make any other rulings or fashion any other remedy. The decision of the arbitrator shall be final. The party losing the arbitration shall reimburse the prevailing party for all of the prevailing party’s reasonable fees, costs and expenses of the arbitration, including reasonable attorneys’ fees and the arbitrator’s fees.

44.9 Landlord shall use good faith efforts to cause Contractor to repair any defects in the Expansion Premises identified by Tenant to Landlord within nine (9) months of Tenant’s occupation of the Expansion Premises. Notwithstanding the foregoing, Landlord warrants that as of the Expansion Space Tenn Commencement Date (a) the Expansion Premises shall substantially comply with all Applicable Laws; (b) any portion of the Expansion Premises consisting of Spec Space Area shall be constructed substantially in conformance with Landlord’s plans for such Spec Space Area, (c) any portion of the Expansion Premises consisting of Available Non-Spec Space or for which Tenant makes a Non-Spec Election shall be constructed substantially in accordance with the Approved TI Plans and the Approved Core and Shell Plans for such space; and (d) the Expansion Premises shall be watertight. To the extent any of the warranties set forth in the preceding sentence are violated, Landlord shall promptly correct the same at its sole cost.

44.10 Notwithstanding anything in this Article 44 to the contrary, Tenant shall not exercise the Expansion Option during such period of time that Tenant is in default under any provision of this Lease after notice and the lapse of any applicable cure periods. Any attempted exercise of the Expansion Option during a period of time in which Tenant is so in default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the Expansion Option if Landlord has given Tenant two (2) or more notices of default under this Lease, whether or not the defaults are cured prior to the date on which Tenant seeks to exercise the Expansion Option.

45. Tenant Option to Terminate. Tenant shall have the option to terminate this Lease (the “Termination Option”) with no further rights or obligations hereunder in the event that Tenant (a) enters into a new lease for space in another building which is directly or indirectly owned or controlled by BioMed Realty Trust, Inc. (each, a “BioMed Entity”) and (b) notifies Landlord and such BioMed Entity at least five (5) business days before Tenant executes such new Lease that Tenant is exercising such Termination Option and that Tenant intends to terminate this Lease. Tenant shall exercise the Termination Option, if at all, within three (3) business days after Tenant enters into such a new lease. If Tenant enters into such a new lease and exercises the Termination Option in such a manner, then this Lease shall be deemed to expire fifteen (15) days after Tenant commences to pay rent under such other lease, subject to all of the terms and conditions of this Lease with respect to the obligations of Landlord and Tenant upon expiration of this Lease. Nothing in this Lease is intended to provide Tenant with any rights in any other such building, including any right to lease space in such a building, and neither Landlord nor any affiliate of Landlord (including any BioMed Entity) shall have any obligation to negotiate with or otherwise entertain offers from Tenant with respect to any such space. The Termination Option shall not entitle Tenant to terminate the Lease with respect to less than all of the Premises.

46. Authority. Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

47. Confidentiality. Tenant shall not disclose any terms or conditions of this Lease (including Rent) or give a copy of this Lease to any third party, and Landlord shall not release to any third party any nonpublic financial information or nonpublic information about Tenant’s ownership structure, business or research (“Tenant Information”), except (a) if required by Applicable Laws or in any judicial proceeding, provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (b) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers, provided such third parties agree to be bound by this paragraph or (c) to bona fide prospective assignees or subtenants of this Lease. Landlord shall not use any nonpublic Tenant Information in connection with any trading by Landlord of the capital stock of Tenant.

48. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or Project (including persons legally present in any outdoor areas of the Project) be subjected to reasonably offensive odors or fumes (whether or not noxious), and that the Building and Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord acknowledges that Tenant is a laboratory user, and that as such there may be odors and exhaust generated that differ from those generated by an office user. Landlord and Tenant therefore agree as follows:

48.1 Tenant shall not cause or permit (or conduct any activities that would cause) any release of any reasonably offensive odors or fumes of any kind from the Premises.

48.2 The Building has a ventilation system that in Landlord’s judgment (and taking Tenant’s Permitted Use of the Premises into account) is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, and Tenant agrees to vent the Premises through such system. The placement and configuration of any further ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s reasonable approval. Subject to the foregoing, Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in a reasonably odor-free manner (taking into account that the Building is a laboratory building), and Landlord may reasonably require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

48.3 If Tenant’s activities in the Premises generate odors that are not vented by the Building’s ventilation system (as described in the prior paragraph), and if such odors are reasonably offensive to other tenants, then Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to reasonably abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises. Any work Tenant performs under this paragraph shall constitute Alterations.

48.4 Tenant’s responsibility to abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s reasonable discretion). Tenant shall install additional equipment as Landlord reasonably requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

48.5 If Tenant fails to install satisfactory odor control equipment within twenty (20) business days after Landlord’s demand (as set forth above) made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord reasonably determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within twenty (20) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

49. HVAC. For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for typical laboratory use (“HVAC”), and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises for other than typical laboratory use) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, 365 or 366 days a year. If Tenant will require HVAC outside normal business hours of business days (as reasonably designated by Landlord) in the Premises (“Overtime HVAC”), then Landlord shall be obligated to provide Overtime HVAC only if Tenant requests it by 4 p.m. on the immediately preceding business day. Notwithstanding anything to the contrary in this paragraph, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services, except as otherwise set forth in this Lease, and provided that Landlord diligently endeavors to cure any such interruption or impairment.

50. Excavation. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, reasonable license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease so long as Tenant’s use and enjoyment of the Premises is not materially interfered with.

51. Names. Landlord reserves the right to change the name of the Project or the Building in its sole discretion.

52. Good Faith. As used herein, the term “good faith” shall be subjective in nature (based on the perspective of the person or entity that is acting). A decision shall be deemed to be made in “good faith” if the person who makes the decision believes (without regard to whether such belief is reasonable) that it is appropriate and is made without dishonesty or fraud; and “good faith efforts” shall mean such efforts as the person or entity that takes such actions believes (without regard to whether such belief is reasonable) are appropriate under the circumstances or likely to achieve the desired result.

53. Substantially Conform or Comply. References in this Lease to “substantially conform” or “substantially comply” shall mean that the item in question complies but for issues that do not result in material additional incremental costs to Tenant or materially interfere with Tenant’s ability to use or enjoy the Premises in accordance with the Lease.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company

By:	/s/ Kent Griffin
Name:	Kent Griffin
Title:	CFO

TENANT:

NANOSTRING TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Wayne Burns
Name:	Wayne Burns
Title:	CFO

[SIGNATURE PAGE TO LEASE]

NOTARIZATION (required in the State of Washington)

STATE OF CALIFORNIA)

                             : ss.

COUNTY OF San Diego)

I certify that I know or have satisfactory evidence that Kent Griffin is the person who appeared before me, and s/he acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of BMR-530 Fairview LLC, a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 25 day of October, 2007.

/s/ Christy D. Bartlett
[Signature of Notary]

Christy D. Bartlett
[Print Name of Notary]

STATE OF WASHINGTON)

                            : ss.

COUNTY OF King)

I certify that I know or have satisfactory evidence that Wayne Burns is the person who appeared before me, and s/he acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of NanoString Technologies, a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this 19 day of October, 2007.

/s/ Susan R. Van Den Ameele
[Signature of Notary]

Susan R. Van Den Ameele
[Print Name of Notary]

Notary Public in and for the State of
Washington, residing at Seattle.
My commission expires: 09.21.11.

[SIGNATURE PAGE TO LEASE]

EXHIBIT A

PREMISES

SECOND FLOOR

EXHIBIT B

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of October 19, 2007, by NANOSTRING TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), in favor of BMR-350 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Premises on [            ], 20[    ].

2. To the best of Tenant’s knowledge after reasonable investigation, the Premises are in good order, condition and repair.

3. To the best of Tenant’s knowledge after reasonable investigation, the Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.

4. To the best of Tenant’s knowledge after reasonable investigation, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises. Tenant acknowledges that the Term Commencement Date shall not be delayed as a result of any issues discovered by Tenant during such investigation.

5. Notwithstanding the failure of any conditions to the occurrence of the Term Commencement Date, in accordance with the provisions of Section 4.2 of the Lease, the Term Commencement Date is [            ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [            ], 20[    ].

6. Tenant commenced occupancy of the Premises for the Permitted Use on [            ], 20[    ].

7. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [            ]].

8. To the best of Tenant’s knowledge after reasonable investigation, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [            ], 20[    ].

10. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of [            ], 20[    ].

TENANT:

NANOSTRING TECHNOLOGIES, INC. a Delaware corporation

By:
Name:
Title:

EXHIBIT C

[INTENTIONALLY DELETED]

C-1

EXHIBIT D

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.

3. Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

4. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and other tenants of the Building.

6. Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7. Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans. Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited and Tenant shall cooperate to prevent such activities.

9. Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

10. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from therafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect. Tenant agrees to abide by these Rules and Regulations and any additional reasonable rules and regulations issued or adopted by Landlord.

17. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

To:	BMR-530 FAIRVIEW AVENUE LLC
17140 Bernardo Center Drive, Suite 222
San Diego, CA 92128
Attention: General Counsel/Real Estate

BioMed Realty, L.P.
c/o BioMed Realty Trust, Inc.
17140 Bernardo Center Drive, Suite 222
San Diego, CA 92128

Re:	Fairview Research Center (the “Premises”) at 530 Fairview Avenue, Seattle, Washington (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of October 19, 2007. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [            ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [            ] square feet, on [            ], 20[    ], and commenced to pay rent on [            ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [            ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent[, except $[            ][, and the amount of security deposit is $[            ][in cash] [in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[            ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [            ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

E-1

7. To the best of Tenant’s knowledge after due investigation, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [            ]].

8. [Tenant has the following expansion rights or options for the Property: [            ]. [Tenant has no rights or options to purchase the Property.]

9. To the best of Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-530 Fairview Avenue LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [    ] day of [            ], 20[    ].

NANOSTRING TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

E-2

EXHIBIT F

[INTENTIONALLY DELETED]

EXHIBIT G

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 19th day of October, 2007, by and between BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company (“Landlord”), and NANOSTRING TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of October 19, 2007 (the “Lease”), by and between Landlord and Tenant for the Premises located at 530 Fairview Avenue in Seattle, Washington. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1 Tenant’s Authorized Representative. Tenant designates Wayne Burns (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

1.2 Core and Shell Work Schedule. The schedule for the design and development of Core and Shell Work (as defined in the Lease), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule prepared by Landlord and Tenant attached as Exhibit A-1 to this Work Letter (the “Core and Shell Work Schedule”). The Core and Shell Work Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3 Tenant Improvements Schedule. The schedule for the design and development of Tenant Improvements (as defined in the Lease), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule prepared by Landlord and Tenant attached as Exhibit A-2 to this Work Letter (the “Tenant Improvements Schedule”). The Tenant Improvements Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.4 Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Landlord’s Work shall be selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay. Tenant hereby approves of Mithun Incorporated as Landlord’s architect and M.A. Mortenson Company as Landlord’s general contractor for the Core and Shell Work.

1.5 Construction Management Fee. Tenant shall pay Landlord a construction management fee in exchange for Landlord’s performance of the Tenant Improvements pursuant to Section 3 hereof equal to the lesser of (a) three percent (3%) of the TI Costs, and (b) Forty Thousand Dollars ($40,000) (the “Construction Management Fee”).

2. Core and Shell Work.

2.1 Core and Shell Work. Core and Shell Work shall be performed by Landlord at Landlord’s sole cost and expense in accordance with the Approved Core and Shell Plans (as defined below) and the Core and Shell Work Schedule, subject only to changes approved in accordance with Section 2.3.

2.2 Approved Core and Shell Plans. Landlord shall prepare final plans and specifications for Core and Shell Work that are: (a) consistent with and are logical evolutions of the Design Development Drawings attached as Exhibit B which have been approved by the parties, (b) incorporate Core and Shell Permitted Changes, and (c) incorporate any other Landlord-requested Core and Shell Changes that do not materially adversely impact Tenant (provided that if any such change increases Tenant’s costs, the same shall be borne by Landlord). As soon as such final plans and specifications (“Final Core and Shell Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be withheld only if: (i) the Final Core and Shell Plans are not consistent with or logical evolutions of the approved Design Development Drawings, (ii) Tenant requests changes to the Final Core and Shell Plans in accordance with Section 2.3(a)(i), or (iii) Tenant objects to any Landlord requested Core and Shell Change (other than Core and Shell Permitted Changes). Such Final Core and Shell Plans shall be approved or disapproved by Tenant within ten (10) days after delivery to Tenant. Tenant shall not unreasonably withhold its approval of the Final Core and Shell Plans. If Tenant fails to notify Landlord of disapproval within this ten (10) day period, then the Final Core and Shell Plans shall be deemed approved. If the Final Core and Shell Plans are disapproved by Tenant, Tenant shall notify Landlord in writing of its objections to such Final Core and Shell Plans and shall submit any requested Core and Shell Changes through a Core and Shell Tenant Change Order Request (as defined below), and the parties shall confer and negotiate in good faith to reach agreement on the Final Core and Shell Plans. Promptly after the Final Core and Shell Plans are approved by Landlord and Tenant, two (2) copies of such Final Core and Shell Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant, Landlord shall promptly submit such Final Core and Shell Plans to all appropriate governmental agencies for approval. The Final Core and Shell Plans so approved, and all change orders specifically permitted by this Agreement, are referred to herein as the “Approved Core and Shell Plans” and shall become part of this Lease as though set forth in full.

2.3 Changes to Core and Shell Work. Any changes to the Final Core and Shell Plans or the Approved Core and Shell Plans (each, a “Core and Shell Change”) requested by Landlord or Tenant (other than Core and Shell Permitted Changes made by Landlord) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the other party in accordance with this Work Letter.

(a) Core and Shell Changes Requested by Tenant.

(i) Core and Shell Tenant Change Order Request. Tenant may request Core and Shell Changes to the Final Core and Shell Plans or the Approved Core and Shell Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Core and Shell Tenant Change Order Request”), which Core and Shell Tenant Change Order Request shall detail the nature and extent of any requested Core and Shell Changes, including, without limitation, (a) the Core and Shell Change, (b) the party required to perform the Core and Shell Change, and (c) any modification of the Final Core and Shell Plans or the Approved Core and Shell Plans, as applicable, and the Core and Shell Work Schedule necessitated by the Core and Shell Change. If the nature of a Core and Shell Change required by Tenant requires revisions to the Final Core and Shell Plans or the Approved Core and Shell Plans, as applicable, or the Core and Shell Work Schedule, then Tenant shall be solely responsible for the cost and expense of such revisions and all additional costs or expenses incurred by Landlord to complete the Core and Shell Work (collectively, the “Tenant Core and Shell Costs”), which Tenant may elect to pay out of the TI Allowance. If the estimated increase in TI Costs that results from such Core and Shell Change causes the estimated TI Costs to exceed the TI Allowance, Tenant shall deposit with Landlord the amount of such excess, as reasonably estimated by Landlord, within ten (10) days of receiving Landlord’s approval of such Core and Shell Change.

(ii) Landlord’s Approval of Core and Shell Changes. If Landlord does not notify Tenant in writing of Landlord’s decision either to approve or disapprove any Tenant requested Core and Shell Change within ten (10) days after receipt of a Core and Shell Tenant Change Order Request, then such Core and Shell Tenant Change Order Request shall be deemed approved by Landlord, and Tenant shall be permitted to alter Core and Shell Work as contemplated by such Core and Shell Tenant Change Order Request. Landlord may withhold in it sole and absolute discretion its approval of any Core and Shell Tenant Change Order Request; provided, however, Landlord shall not unreasonably withhold its approval to any Core and Shell Change requested by Tenant that is a Core and Shell Permitted Change.

(b) Changes Requested by Landlord.

(i) Core and Shell Landlord Change Order Request. Tenant’s consent shall not be required in connection with Core and Shell Permitted Changes to Core and Shell Work. Other than Core and Shell Permitted Changes, Landlord may request Core and Shell Changes to Core and Shell Work by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order font! (a “Core and Shell Landlord Change Order Request”), which Core and Shell Landlord Change Order Request shall detail the nature and extent of any requested Core and Shell Changes, including, without limitation, (a) the Core and Shell Change, (b) the party required to perform the Core and Shell Change, and (c) any modification of the Approved Core and Shell Plans and the Core and Shell Work Schedule necessitated by the Core and Shell Change.

(ii) Tenant’s Approval of Core and Shell Change. Tenant shall have ten (10) days after receipt of a Core and Shell Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested Core and Shell Change, which approval shall not be unreasonably withheld. Tenant’s failure to respond within such ten (10) day period shall be deemed approval by Tenant.

(c) Core and Shell Permitted Changes. For purposes of this Work Letter, a “Core and Shell Permitted Change” shall mean: (a) minor field changes; (b) changes required by Governmental Authority; (c) any other changes that: (1) do not materially and adversely affect the building structure, roof, or building service equipment to be constructed as part of Core and Shell Work, and (2) do not materially change the size, cost, configuration, or overall appearance of the Building or Landlord’s ability to construct Core and Shell Work or Tenant’s ability to operate its business in the Building, or materially and adversely affect the Tenant Improvements or materially increase Tenant’s costs (unless such increase in cost is consented to by Tenant or Landlord elects to pay such increased costs); and (d) ordinary development of the Approved Core and Shell Plans in a manner not inconsistent with the Approved Core and Shell Plans.

3. Tenant Improvements.

3.1 Work Plans. The Tenant Improvements, shall be performed by Landlord at Tenant’s sole cost and expense and without cost to Landlord (except for the TI Allowance) and in accordance with the Approved TI Plans (as defined below). The design drawings, plans and specifications listed on Exhibit C to this Work Letter (the “Tenant Work Plans”) are the initial list of plans that Tenant shall develop and submit to Landlord for approval. Tenant shall prepare and submit to Landlord for approval (such approval not to be unreasonably withheld, conditioned or delayed) schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The Draft Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s obligations for the Tenant Improvements.

3.2 Landlord Approval of Plans. Landlord shall notify Tenant in writing within ten (10) days after receipt of the Draft Plans whether Landlord approves or objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. If Landlord reasonably objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans. Tenant shall then resubmit the revised Draft Plans to Landlord for approval. Landlord’s approval of or objection to revised Draft Plans and Tenant’s correction of the same shall be in accordance with this Section 3.2, until Landlord has approved the Draft Plans in writing. The iteration of the Draft Plans that is approved by Landlord without objection shall be referred to herein as the “Approved Draft Plans.”

3.3 Design Development Plans. Landlord shall prepare design development plans for the Tenant Improvements that: (a) are consistent with and are logical evolutions of the Approved Draft Plans, (b) incorporate TI Permitted Changes, and (c) incorporate any other Landlord-requested TI Changes that are consented to by Tenant. As soon as such design development plans (the “Design Development Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be reasonably withheld only if the Design Development Plans are not consistent with or logical evolutions of the Approved Draft Plans. Such Design Development Plans

shall be approved or disapproved by Tenant within ten (10) days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within this ten (10) day period, the Design Development Plans shall be deemed approved. If the Design Development Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its objections to such Design Development Plans and the parties shall confer and negotiate in good faith to reach agreement on the Design Development Plans.

3.4 Approved TI Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that: (a) are consistent with and are logical evolutions of the Design Development Plans, (b) incorporate TI Permitted Changes, and (c) incorporate any other Landlord-requested TI Changes to which Tenant consents. As soon as such final plans and specifications (“Final TI Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be reasonably withheld only if: (i) the Final TI Plans are not consistent with or logical evolutions of the Design Development Plans, or (ii) Tenant objects to any Landlord requested TI Change (other than TI Permitted Changes). Such Final TI Plans shall be approved or disapproved by Tenant within ten (10) days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within this ten (10) day period, the Final TI Plans shall be deemed approved. If the Final TI Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its objections to such Final TI Plans and shall submit any requested TI Changes through a TI Tenant Change Order Request (as defined below), and the parties shall confer and negotiate in good faith to reach agreement on the Final TI Plans. Promptly after the Final TI Plans are approved by Landlord and Tenant, two (2) copies of such Final TI Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant, Landlord shall promptly submit such Final TI Plans to all appropriate governmental agencies for approval. The Final TI Plans so approved, and all change orders specifically permitted by this Agreement, are referred to herein as the “Approved TI Plans” and shall become part of this Lease as though set forth in full

3.5 Changes to Tenant Improvements. Any changes to the Final TI Plans or the Approved TI Plans (each, a “TI Change”) requested by Landlord or Tenant (other than TI Permitted Changes made by Landlord) shall be requested and instituted in accordance with the provisions of this Article 3 and shall be subject to the written approval of the other party in accordance with this Work Letter and the provisions of Article 44 of the Lease.

(a) TI Changes Requested by Tenant.

(i) TI Tenant Change Order Request. Tenant may request TI Changes after Tenant approves the Final TI Plans or the Approved TI Plans, as applicable, by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “TI Tenant Change Order Request”), which TI Tenant Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (a) the TI Change, (b) the party required to perform the TI Change, and (c) any modification of the Final TI Plans or the Approved TI Plans, as applicable, or the respective Schedule necessitated by the TI Change. If the nature of a TI Change requires revisions to the Final TI Plans or the Approved TI Plans, as applicable, then Tenant shall be solely responsible for the cost and expense of such revisions but may apply the TI Allowance to the same. Tenant shall deposit with Landlord the additional cost and expense payable by Landlord, as reasonably estimated by Landlord, to complete the Tenant Improvements due to a Tenant-requested TI Change within ten (10) days of receiving Landlord’s approval of such TI Change (the “TI Deposit”) if the TI Allowance is exhausted. In the event such deposit is not sufficient to cover the approved TI Change, Tenant shall reimburse Landlord the difference between the actual cost of such TI Change and the TI Deposit. Tenant shall have the right to apply the Additional Allowance towards the TI Deposit. TI Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(ii) Landlord’s Approval of TI Changes. All Tenant-requested TI Changes shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall have ten (10) days after receipt of a TI Tenant Change Order Request to notify Tenant in writing of Landlord’s approval or disapproval of any such Tenant-requested TI Change. If Landlord does not disapprove in writing a TI Tenant Change Order Request, then such TI Tenant Change Order Request shall be deemed approved.

(b) TI Changes Requested by Landlord.

(i) TI Landlord Change Order Request. Tenant’s consent shall not be required in connection with Landlord-requested TI Permitted Changes to the Tenant Improvements. Other than TI Permitted Changes, Landlord may request TI Changes after Tenant approves the Approved TI Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “TI Landlord Change Order Request”), which TI Landlord Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (a) the TI Change, (b) the party required to perform the TI Change, and (c) any modification of the Approved TI Plans or the respective Schedule necessitated by the TI Change. If the nature of a TI Change requires revisions to the Approved TI Plans, then Landlord shall be solely responsible for the cost and expense of such revisions.

(ii) Tenant’s Approval of TI Change. Tenant shall have ten (10) days after receipt of a TI Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested TI Change, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s failure to respond within such ten (10) day period shall be deemed approval by Tenant.

(c) TI Permitted Changes. For purposes of this Work Letter, a “TI Permitted Change” shall mean: (a) minor field changes; (b) changes required by Governmental Authority; (c) any other changes that: (1) do not materially and adversely affect Tenant’s requirements for the Tenant Improvements or the building structure, roof, or building service equipment to be constructed as part of the Tenant Improvements, and (2) do not materially change the size, cost, configuration, or overall appearance of the Tenant Improvements or Tenant’s ability to operate its business in the Building or use the Premises for the Permitted Use; and (d) ordinary development of the Approved TI Plans in a manner not inconsistent with the Approved TI Plans. In no event may Landlord make any change whatsoever to the TI Plans if the same increases Tenant’s costs, unless consented to by Tenant.

4. Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within (10) days following Tenant’s receipt of such request. Tenant’s failure to respond within such ten (10) day period shall be deemed approval by Tenant.

5. Miscellaneous.

5.1 Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

5.2 Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

5.3 Covenants. Each provision of this Work Letter performable by Landlord or Tenant shall be deemed both a covenant and a condition.

5.4 Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

5.5 Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

5.6 Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

5.7 Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

5.8 Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 5.8 shall in any way alter the provisions of the Lease restricting assignment or subletting.

5.9 Authority. Each of Tenant and Landlord warrant that the individual or individuals signing this Work Letter on its behalf have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

5.10 Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-530 FAIRVIEW AVENUE LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

NANOSTRING TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A-1

CORE AND SHELL WORK SCHEDULE

EXHIBIT A-2

TENANT IMPROVEMENTS SCHEDULE

EXHIBIT B

PLANS AND SPECIFICATIONS

The Contract Documents include the following:

Geotechnical Report:

Geotechnical Report by Terra Associates dated November 7, 2005

Specifications:

Fairview Research Center Project Manual dated 9/22/06

EXHIBIT C

TENANT WORK PLANS

Tenant shall provide a full set of design drawings, plans and specifications as reasonably required by Landlord.

EXHIBIT H

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date:             , 200

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $        , expiring at     :00 p.m. on          or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in              are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of              (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Exhibit A, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                      on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means. Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.

The Expiry Date shall automatically be extended by one year (but never beyond              the “Outside Date”) unless, on or before the date sixty (60) days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”). Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Exhibit B, purportedly signed by Beneficiary, and designating Transferee. Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:              (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

EXHIBIT A

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                     , the sum of                      United States Dollars ($        ). Drawn under [Issuer] Letter of Credit No.          dated                     .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                             -]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT B

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.          dated                      (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT I

FORM OF ADDITIONAL TI ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-530 Fairview Avenue LLC

17140 Bernardo Center Drive, Suite 222

San Diego, California 92128

Attn: General Counsel/Real Estate

[Date]

Re: Additional Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of October 19, 2007 (the “Lease”), between BMR-530 FAIRVIEW AVENUE LLC (“Landlord”) and NANOSTRING TECHNOLOGIES, INC., (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize $         of the Additional Allowance pursuant to Section 4.2.3 of the Lease.

If you have any questions, please do not hesitate to call [            ] at ([            ]) [            ]-[            ]

Sincerely,

[Name]
[Title of Authorized Signatory]

Cc:	Greg Lubushkin
John Wilson
Kevin Simonsen

I-1

EXHIBIT J

FORM OF HOLDOVER SIDE LETTER

J-1

BMR-201 Elliott Avenue LLC

17140 Bernardo Center Drive, Suite 222

San Diego, California 92128

Phone: (858) 485-9840

Facsimile: (858) 485-9843

October 19, 2007

Nanostring Technologies, Inc.

201 Elliott Ave, W. Suite 300

Seattle, Washington 98119

Attn: Wayne Burns

Re: Leases for Fairview Research Center and 201 Elliott Avenue

Dear Mr. Burns:

This letter agreement is written in connection with (a) that certain lease dated as of the date hereof for the building to be constructed at 530 Fairview Avenue, Seattle, Washington (the “New Building Lease”) by and between BMR-530 Fairview Avenue LLC, as landlord (“Landlord”), and Nanostring Technologies, Inc., as tenant (“Tenant”), (b) that certain Lease Agreement (the “Existing Master Lease”) dated August 20, 2002 by and between BMR¬201 Elliott Avenue LLC (successor-in-interest to Elliott Park LLC), as landlord (“Master Landlord”) and Cell Therapeutics, Inc., as tenant (“Cell Therapeutics”), and (c) that certain Sublease (the “Existing Sublease”) dated as of October 6, 2004, as amended, and Service Agreement (“Service Agreement) with an effective date of October 15, 2004, both by and between Cell Therapeutics, as sublessor, and Tenant, as sublessee.

Master Landlord currently leases certain space on the first, third, fourth and fifth floors of the building (the “Building”) located at 201 Elliott Avenue, W. Suite 300, Seattle, Washington (the “Master Leased Premises”) to Cell Therapeutics pursuant to the Master Lease, and Cell Therapeutics currently subleases a certain portion of the Master Leased Premises located on the third floor of such building (the “Existing Premises”) to Nanostring Technologies, Inc. pursuant to the Existing Sublease. Pursuant to the Existing Master Lease and the Existing Sublease, the Existing Master Lease and the Existing Sublease will expire on January 31, 2008 (the “Existing Lease Expiration Date”).

Notwithstanding the foregoing, and in consideration of Tenant’s entering into the New Building Lease (Master Landlord acknowledges that it will receive a direct or indirect benefit from Tenant’s entering into the New Building Lease), Master Landlord shall permit Tenant to continue to occupy and use the Existing Premises for the time period (such time period being referred to herein as the “Gap Period”) beginning on the Existing Lease Expiration Date and ending on the “Term Commencement Date” (as such term is defined in, and may be adjusted under, the New Building Lease) on the same terms and conditions as the Existing Sublease (as if the Existing Sublease were a direct lease between Tenant and Master Landlord); provided, however, that Tenant shall not be obligated to pay any Base Rent (as such term is defined in the Existing Sublease) for the Gap Period; provided, further, if the New Building Lease terminates before the Term Commencement Date, then Tenant’s right to occupy the Existing Premises shall terminate effective on the later of (a) fifteen days after the New Building Lease terminates or (b) the Existing Lease Expiration Date; provided that if such termination is primarily due to Landlord’s default or breach of the New Building Lease, then such right of Tenant to occupy the Existing Premises shall terminate on the date that is twelve (12) months after the date of termination of the New Building Lease. For the avoidance of doubt, the parties agree that Tenant shall remain obligated during the Gap Period to perform the following obligations, among other obligations, as set forth in the Sublease (except that such obligations shall be performed for the benefit of Master Landlord rather than Cell Therapeutics): (i) to pay Tenant’s pro rata share of all Taxes and Operating Costs (as such terms are defined in the Existing Sublease) for the Existing Premises (with the exception of any Taxes or Operating Costs for the Existing Premises directly or indirectly and primarily attributable to Master Landlord’s planned improvements to the Existing Premises) as required by Section 2.3 of the Existing Sublease during the Gap Period (except that Tenant should pay such amounts to Landlord rather than Cell Therapeutics), (ii) to maintain the insurance required by Section 5.4 of the Existing Sublease and (iii) to satisfy any other obligations under the Existing Sublease related to Tenant’s occupancy of the Existing Premises during the Gap Period. Similarly, during the Gap Period, Master Landlord shall continue to provide for the benefit of Tenant rather than Cell Therapeutics all services that Master Landlord is required to provide to Cell Therapeutics under the Existing Master Lease with respect to the Existing Premises (as if the time of the Master Lease were extended for the Gap Period), and Tenant shall enjoy and be entitled to all of the benefits and rights to which Cell Therapeutics is entitled under the Existing Master Lease (as if the term of the Master Lease were extended for the Gap Period), including without limitation (i) all rights and protections benefiting the tenant under Section 6 of the Existing Master Lease; (ii) all services and utilities as required by Section 7 of the Existing Master Lease (including without limitation the provision of electrical, water, HVAC, janitorial and security services), (iii) the audit right set forth in Section 8.4 of the Existing Master Lease, (iv) the waiver of subrogation set forth in Section 12 of the Existing Master Lease, (v) the indemnification provisions of Section 13 of the Existing Master Lease, (vi) the default and remedy provisions of Section 19.10 of the Existing Master Lease, and (vii) parking spaces as required by Section 29 of the Existing Master Lease.

The parties further understand, agree and acknowledge that Master Landlord may make certain improvements to the Building (other than the Existing Premises) during the Gap Period (the “Improvements”), and that the nature of the Improvements may interfere with Tenant’s use of the Existing Premises as permitted by the terms of the Existing Sublease, including through the introduction of noise, vibration and dirt into the Existing Premises; provided, however, Master Landlord shall not unnecessarily disturb Tenant’s access to the Existing Premises. Tenant knowingly and voluntarily assumes the risk of, and agrees that Master Landlord shall not be liable to Tenant for, any consequential or other damages arising in connection with the Improvements, and Tenant further waives any claim for injury, loss of income or other damages relating to the Improvements. Landlord will endeavor to keep Tenant informed of the progress of the Improvements to the extent they may interfere with Landlord’s operations and to reasonably cooperate with Tenant to avoid unnecessary disruption to Tenant’s operations.

So long as Tenant is not in default beyond applicable notice and cure periods under the Existing Sublease, Tenant’s peaceable and quiet enjoyment of the Existing Premises shall not be disturbed by Master Landlord or anyone claiming by or through Master Landlord.

Notwithstanding anything to the contrary, upon the expiration of the Gap Period, Tenant shall surrender the Existing Premises to Landlord in its as-is condition, without any obligation to remove or restore any improvements or alterations to the Existing Premises. Tenant shall be entitled to remove any equipment, fixtures or trade fixtures from the Existing Premises at Tenant’s election. At least ten (10) days prior to Tenant’s surrender of possession of the Existing Premises, Tenant shall provide Landlord with a facility decommissioning report for the Existing Premises (“Exit Survey”) in order to verify that Tenant has left the Existing Premises free of environmental conditions in violation of applicable laws. Tenant agrees to remain responsible after the surrender of the Existing Premises for the remediation of any environmental conditions in the Existing Premises in violation of law that are set forth in the Exit Survey as well as compliance with any reasonable recommendations set forth in the Exit Survey. However, notwithstanding the foregoing, Tenant shall not be responsible for environmental conditions in the Existing Premises that were not caused by Tenant or Tenant’s agents, contractors or employees. Tenant’s obligations under this paragraph shall survive the expiration or earlier termination of the New Building Lease or this letter agreement.

If legal proceedings are initiated to enforce any term of this letter agreement or for the breach of any covenant or condition of this letter agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs of suit to be fixed by the court.

Please cause an authorized representative of Tenant to execute this Letter Agreement in the place provided below to indicate Tenant’s agreement with the terms and conditions set forth herein.

Very truly yours,

BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability, company

By:	/s/ Kent Griffin
Name:	Kent Griffin
Title:	CFO

ACCEPTED AND AGREED:

NANOSTRING TECHNOLOGIES, INC. a Delaware corporation

By:	/s/ Wayne Burns
Name:	Wayne Burns
Title:	CFO

cc:	Steven Levine, Esq.
Kevin Simonsen
Chris Elmendorf

EXHIBIT K

[INTENTIONALLY DELETED]

EXHIBIT L

WARM SHELL WORK

Roofing
Miscellaneous roofing as needed
Walkway pads to base building mechanical equipment
Common Areas
Finished first floor lobby
Parking level 1 restroom/shower and janitor closet
Finished exit stairways
Tenant Areas
Rated shafts per plans
Plumbing
Sanitary waste system and risers tee’d and capped at each floor
Domestic water distribution - a domestic water riser will be provided with a T connection that will be valved and capped to each floor
Lab water distribution - Lab hot and cold water systems will be provided with a T connection that will be valved and capped to each floor.
Gas
Gas riser to penthouse
H.V.A.C
Central HVAC system providing 100% outside air for tenant use. A base design of 1 CFM/sf to support lab or office use is available to each floor.
Exhaust capacity for common areas & toilets per code
Exhaust capacity for office and lab
Supply and exhaust duct risers provided
Hydronic systems - Hot and cold hydronic connections will be provided with a T connection that will be valved and capped to each floor.
Automatic temperature control system - Building Management System is installed for the base building systems
Network communication riser provided for tenant access to Building Management System
Electrical
400 amp 480/277 Volt panel is provided on each floor.
Electrical closets on tenant floors
A central fire alarm system is provided with a connection J-box at each floor for tenant use
Empty telephone/data conduits from telecom room distributed to each floor
Security
Card access at bldg entries and w/in elevators, and stairwells
Security system for base bldg area

Many of the warm shell improvements identified above are illustrated in the sets of plans from Mithun Architects, entitled Warm Shell Revision dated August 6, 2007. Tenant shall have access to said plans upon request.

Landlord may include other improvements (“Warm Shell Additions”), not described above, in the Warm Shell Work, so long as the Warm Shell Additions are (i) of common service to all floors in the building and (ii) do not exceed, in the aggregate, a cost of $5.00 per rentable square foot of the building.